UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 21, 2018

To our shareholders:

We will hold the 2018 annual meeting of shareholders of Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, the “Company” or “RGS Energy”), on Thursday, June 21, 2018, at 10:00 a.m. local time, at the Holiday Inn Express, 401 17th Street, Denver, CO 80202 for the following purposes:

1. to elect four directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. to approve, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of Class A common stock upon conversion, exercise or otherwise pursuant to the terms of our convertible notes due April 9, 2019 and the warrants to purchase common stock issued to the investors and the placement agent on April 9, 2018 in an aggregate amount equal to or exceeding 20% of our issued and outstanding shares of Class A common stock for less than the greater of book or market value of the Class A common stock;

3. to approve the adoption of the Real Goods Solar, Inc. 2018 Long-Term Incentive Plan;

4. to ratify the appointment of Moss Adams LLP to audit our consolidated financial statements for the 2018 fiscal year; and

5. to transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on May 4, 2018 as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by our shareholders prior to our annual meeting upon written request before the annual meeting showing a proper purpose made during normal business hours at our Denver, Colorado office and subject to satisfaction of other requirements set forth in our bylaws. Only shareholders of record on the May 4, 2018 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

On or about May 21, 2018, we expect to commence mailing our shareholders (other than those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card for the annual meeting, and the 2017 annual report. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our 2017 annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the proxy card and the 2017 annual report on the Internet, which are available at http://www.viewproxy.com/RealGoodsSolar/2018. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors,

May 1, 2018	/s/ Dennis Lacey
Dennis Lacey, Chief Executive Officer

YOUR VOTE IS IMPORTANT

We urge you to vote your shares as promptly as possible.

If you have shares registered in your own name, you may vote your shares in a number of ways:

•	for shareholders of record electronically via the Internet at http://www.AALVote.com/RGSE;

•	by telephone, if you are in the U.S. and Canada, by calling 1(866) 804-9616; or

•	by mailing us an executed proxy card.

If you hold our shares with a broker, bank or other nominee, you may also be eligible to vote via the Internet or by telephone if your broker, bank or other nominee participates in the proxy voting program provided by Alliance Advisors LLC.

Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

PRELIMINARY PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 21, 2018

Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, the “Company” or “RGS Energy”), is furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2018 annual meeting of shareholders, to be held on Thursday, June 21, 2018, starting at 10:00 a.m. local time, at the Holiday Inn Express, 401 17th Street, Denver, CO 80202, and at any adjournment(s) or postponement(s) thereof. On or about May 21, 2018, we expect to commence mailing to our shareholders (other than those previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card and the 2017 annual report. The address of our principal executive offices is 110 16th Street, Suite 300, Denver, Colorado 80202.

PURPOSE OF ANNUAL MEETING

At the annual meeting, our shareholders will be asked: (i) to elect four directors of RGS Energy to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to approve, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of Class A common stock upon conversion, exercise or otherwise pursuant to the terms of our convertible notes due April 9, 2019 and the warrants to purchase common stock issued to the investors and the placement agent on April 9, 2018 in an aggregate amount equal to or exceeding 20% of our issued and outstanding shares of Class A common stock for less than the greater of book or market value of the Class A common stock (the “Note Financing Action”); (iii) to approve the adoption of the Real Goods Solar, Inc. 2018 Long-Term Incentive Plan; (iv) to ratify the appointment of Moss Adams LLP (“Moss Adams”) to audit our consolidated financial statements for the 2018 fiscal year; and (v) to transact such other business as may properly be brought before the annual meeting. Our board of directors recommends a vote “FOR” the election of the nominees for directors of our company listed below, “FOR” the approval of the Note Financing Action, “FOR” the approval of the adoption of the Real Goods Solar, Inc. 2018 Long-Term Incentive Plan, and “FOR” the ratification of the appointment of Moss Adams LLP as the our independent auditors for the 2018 fiscal year.

QUORUM AND VOTING RIGHTS

The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A common stock and Class B common stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on May 4, 2018, the record date, will be entitled to notice of, and to vote at, the annual meeting. As of the May 4, 2018 record date, there were _______ shares of our Class A common stock, par value $0.0001, and no shares of our Class B common stock, par value $0.0001, outstanding and entitled to vote. Holders of our Class A common stock as of the record date are entitled to one vote for each share held. The holders of our Class A common stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below. As required by the NASDAQ Listing Rules, holders of shares of Class A common stock issued under the terms of our convertible notes due April 9, 2019 and the warrants to purchase common stock issued to the investors and the placement agent on April 9, 2018 are not eligible to vote such shares with respect to the Note Financing Action.

All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum for this annual meeting. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by: (a) filing with RGS Energy a written revocation of the proxy; (b) appearing at the annual meeting and voting in person; (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on June 20, 2018 (only your latest telephone or Internet proxy is counted); or (d) submitting to us a duly executed proxy bearing a later date.

If you are a beneficial owner of shares held in “street name” by a broker, bank or other nominee, you will provide voting instructions to such broker, bank or other nominee. In the event you do no instruct the broker, bank or other nominee how to vote your shares, such broker, bank or other nominee may, in its discretion, choose to vote such uninstructed shares on “routine” matters only.

On or about May 21, 2018, we expect to commence mailing our shareholders (other than those who previously requested electronic delivery of our proxy materials) this proxy statement, the accompanying proxy card and the 2017 annual report. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement, the accompanying proxy card and the 2018 annual report on the Internet, which are available at http://www.viewproxy.com/RealGoodsSolar/2018. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email unless you elect otherwise. Our annual report is not to be considered as a part of this proxy statement or as having been incorporated by reference into this proxy statement.

This proxy statement, the proxy card, the 2017 annual report, and voting instructions are also being made available to shareholders at http://www.viewproxy.com/RealGoodsSolar/2018. You may also request a printed copy of this proxy statement and the proxy card by any of the following methods: (a) telephone at 303-222-8344; (b) Internet at http://www.viewproxy.com/RealGoodsSolar/2018; or (c) email at investorrelations@rgsenergy.com.

We will bear the cost of preparing, printing, assembling and mailing this proxy statement, the accompanying proxy card and other material furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities. We have retained the services of Alliance Advisors, LLC, a professional solicitation firm, as proxy solicitor for this annual meeting. We expect to pay Alliance Advisors, LLC approximately $6,500 for the services it will perform as proxy solicitor in connection with this annual meeting. Further, we will reimburse Advisors, LLC for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify Advisors, LLC against certain liabilities relating to or arising out of the engagement.

UNLESS THE SHAREHOLDER GRANTING THE PROXY SPECIFIES A DIFFERENT VOTE, IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” the election of the nominees for directors of our company listed below, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NOTE FINANCING ACTION, “FOR” APPROVAL OF THE ADOPTION OF THE REAL GOODS SOLAR, INC. 2018 LONG-TERM INCENTIVE PLAN, AND “FOR” the ratification of the appointment of MOSS ADAMS LLPas OUR independent auditors for the 2018 fiscal year. IF ANY NOMINEES FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our shareholders in connection with the proposals before our 2018 annual meeting of shareholders.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item No. 1 on Proxy Card)

Nominees for Election as Directors

Our board of directors proposes that Dennis Lacey, Pavel Bouska, Ian Bowles, and Robert L. Scott be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Effective as of the date of the 2018 annual meeting, our current board of directors has fixed the number of directors on our board of directors at four, in accordance with the provisions of RGS Energy’s bylaws. Unless contrary instructions are given, the proxies will be voted “FOR” these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Our business encompasses product sourcing, installation and financing of solar products, marketing, and research functions in a context characterized by rapidly evolving technologies, changing incentives, exposure to business cycles, and significant competition. Our board of directors is responsible for reviewing and assessing the appropriate skills, experience, and background sought of board members in the context of our business and the then-current membership on our board of directors. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of, and experience in, solar energy businesses, technology, finance, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of our board of directors with regard to these factors change from time to time to take into account changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. Our board of directors reviews and assesses the continued relevance of and emphasis on these factors as part of our board of directors’ annual self-assessment process and in connection with candidate searches.

We do not expect or intend that each director will have the same background, skills, and experience. We expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board of directors as a whole in its oversight and advice concerning our business and operations. The directors’ biographies note each director’s relevant experience, qualifications, and skills that led to the conclusion that such individual should serve as a director of our company. We expect our directors to possess the following experiences and expertise:

•	Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board of directors, may be enhanced if their leadership experience has been developed at businesses or organizations that faced significant competition and/or involved technology or other rapidly evolving business models.

•	Financial Expertise. Knowledge of financial markets, financing and funding operations and accounting and financial reporting processes is important because it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of such activities.

•	Industry and Technical Expertise. Because we are actively involved in the solar energy market, education or experience in relevant technology is useful in understanding our research and development efforts, competing companies, various solar products and installation techniques and the market segments in which we compete.

•	Brand Marketing Expertise. Directors who have brand-marketing experience can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation.

The names of our director nominees, their ages, and, for our current directors standing for reelection, the years in which they began serving as directors and their positions, are set forth below. Each of the nominees is currently serving as a director of our company.

DENNIS LACEY—age 64—Director and Chief Executive Officer.

Mr. Lacey joined RGS Energy in February 2014 as Senior Vice President Finance and became the President of our Residential Solar Division in April 2014 and our Chief Executive Officer and a director in August 2014. Mr. Lacey also served as our acting Principal Financial Officer from October 2014 to February 2016. He brings to his role as Chief Executive Officer more than 25 years of executive financial management experience. Before joining RGS Energy, Mr. Lacey served as the Chief Financial Officer of Community Enhancement Group REIT, Inc., formed to invest in multi-family properties and acquire REIT status, between May 2012 and February 2014. Between January 2010 and March 2012, Mr. Lacey served as Chief Financial Officer and Vice President of Stream Global Services, a publicly-traded company providing business process outsourcing services. Between September 2006 and December 2009, he was the head of capital markets for Republic Financial Corporation, a private investment firm engaged in aircraft leasing and alternative asset management. Before that, Mr. Lacey held a number of senior executive positions at Imperial Bancorp, a $6 billion publicly-traded commercial bank best known for its high-tech lending practice before it was acquired by Comerica. At Imperial Bancorp, he served as Executive Vice President and Chief Financial Officer, President of the SBA Division, and President of the Equipment Leasing Division. Mr. Lacey also served as President and Chief Executive Officer of Capital Associates, a publicly traded equipment leasing company. He previously served as Chief Financial Officer of two multi-billion dollar publicly-traded companies: TeleTech Holdings, Inc., one of the largest customer experience management companies in the United States, and CKE Restaurants, Inc., an owner, operator and franchisor of popular brands in the quick-service restaurant industry. Earlier in his career, Mr. Lacey was an audit partner at Coopers & Lybrand, an accounting firm.

Our board of directors believes that Mr. Lacey brings significant senior leadership management, operational and financial experience.

PAVEL BOUSKA—age 63—Director.

Mr. Bouska has served as a director since September 2012. Mr. Bouska has been an independent business consultant since 2006. From 2003 to 2006, he was the Chief Executive Officer and served as a director of ionSKY Inc., a wireless Internet service provider. Between 1999 and 2003, Mr. Bouska served as Executive Vice President and Chief Information Officer of Gaia, Inc. (f/k/a Gaiam, Inc.) (“Gaia”), as Chief Executive Officer of Gaiam Energy Tech, Inc., the renewable energy division of Gaia that later became RGS Energy, and as a director of Gaiam.com, Inc., an e-commerce subsidiary of Gaia. In addition, Mr. Bouska served as a director of Gaia between 1991 and 1999. From 1988 to 1999, he served as Chief Information Officer and Vice President, Information Technology of Corporate Express, Inc., a corporate supplier, as it grew from $2.0 million of gross revenues to a Fortune 500 company. From 1985 to 1988 Mr. Bouska worked as project leader at sd&ma software company in Munich, Germany. He has experience with organization management and technology deployment in rapidly growing and changing environments, business unit integrations, and mergers and acquisitions. From 2002 to 2012, Mr. Bouska has also served as President and chairman of the Board of Sunshine Fire Protection District in Boulder, Colorado.

Our board of directors believes that Mr. Bouska brings significant senior leadership, strategic focus, business development, and renewable energy experience.

IAN BOWLES—age 52—Director.

Mr. Bowles has served as a director since December 2013. He is Co-founder and Managing Director of WindSail Capital Group, a Boston-based investment firm providing growth capital to emerging clean energy companies, a position he has held since March 2011. Mr. Bowles is also Senior Director of Albright Stonebridge Group, a global strategy firm based in Washington, DC, a position he has held since February 2011. From January 2007 to January 2011, he served as Secretary of Energy and Environmental Affairs of Massachusetts, during which time he oversaw all aspects of energy and environmental regulation and policy in Massachusetts. Earlier in his career, Mr. Bowles served on the White House staff for President Bill Clinton, holding the posts of Senior Director of Global Environmental Affairs at the National Security Council and Associate Director of the White House Council on Environmental Quality.

Our board of directors believes that Mr. Bowles brings significant strategic focus, regulatory and public policy

ROBERT L. SCOTT—age 71—Director.

Mr. Scott has served as a director since June 2012. Mr. Scott has advised and assisted a number of companies since retiring as a partner from Arthur Andersen, LLP. From May to November 2009, he served as the interim Chief Financial Officer of Square Two Financial (formerly, Collect America), a private consumer debt company, assisting them with financial administration and transition to a permanent Chief Financial Officer. From 2004 to 2008, Mr. Scott assisted Colorado Mountain Development, engaged in retail land sales primarily in Texas, to improve financial reporting and accounting systems and help transition toward the sale and relocation of the business. During 2003 and 2004, Mr. Scott served as a consultant to KRG Capital Partners, LLC, a Denver-based private equity firm, assisting them with due diligence investigations of certain target companies. Mr. Scott joined Arthur Andersen, LLP, a public accounting firm, in 1970 and was admitted as partner in 1981, continuing through his retirement in 2002. Within Arthur Andersen’s Audit & Business Advisory Group, Mr. Scott served clients in numerous life cycle stages and industries including construction, venture capital, energy exploration and development, manufacturing, cable and satellite television, software development, real estate and manufacturing.

Our board of directors believes that Mr. Scott brings exceptional technical skills in accounting, internal controls, taxation, equity compensation, and public company matters.

Vote Required

Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees, abstentions, or broker non-votes will not affect the election of that nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES.

PROPOSAL 2

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(d), THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UPON CONVERSION, EXERCISE OR OTHERWISE PURSUANT TO THE TERMS OF OUR CONVERTIBLE NOTES DUE APRIL 9, 2019 AND THE WARRANTS TO PURCHASE COMMON STOCK ISSUED TO THE INVESTORS AND THE PLACEMENT AGENT ON APRIL 9, 2018 IN AN AGGREGATE AMOUNT EQUAL TO OR EXCEEDING 20% OF OUR ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK FOR LESS THAN THE GREATER OF BOOK OR MARKET VALUE OF THE CLASS A COMMON STOCK

(Item No. 2 on Proxy Card)

Our board of directors has adopted resolutions approving, declaring advisable and recommending that our shareholders approve, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of Class A common stock upon conversion, exercise or otherwise pursuant to the terms of the Notes (as defined below) and the warrants to purchase common stock issued to the investors and the placement agent on April 9, 2018 in an amount equal to or exceeding 20% of our issued and outstanding shares of Class A common stock or 20% or more of the voting power outstanding for less than the greater of book or market value of the Class A common stock, all as described herein (the “Note Financing Action”).

We recently arranged the Note Financing (as defined and further described below) to fund the commercialization of the POWERHOUSE™ in-roof solar shingle. Shareholder approval of the Note Financing Action will enable us to maximize our ability to obtain cash from the Note Financing and fund POWERHOUSE™ commercialization efforts. We also believe that it will increase the likelihood that the Investors (as defined below) will convert the Notes (as defined below) into shares of Class A shares of common stock, thereby reducing the likelihood that we have to repay the Notes with cash at maturity on April 9, 2019. Conversely, if our shareholders do not approve the Note Financing Action, we do not expect to receive the additional $5 million arranged for in the Note Financing and we will be unable to commercialize POWERHOUSE™ as planned unless we obtain alternative financing from other sources, which, if available to us, we expect would be more dilutive to our shareholders than the Note Financing. Further, if the Note holders do not convert the Notes into shares of Class A common stock, we will be required to repay the Notes with cash at maturity on April 9, 2019 unless we are able to renegotiate the terms of the Notes with the Investors.

Why we are seeking shareholder approval.

On April 9, 2018, we closed a private placement (the “Note Financing”) of convertible notes and warrants with two unaffiliated institutional and accredited investors (the “Investors”) in which we issued and sold to the Investors (i) $10.75 million in principal amount and $10 million funding amount (reflecting an original issue discount of $750,000) of convertible notes due April 9, 2019, consisting of (A) two Series A Senior Convertible Notes in the aggregate principal amount of $5,750,000 (the “Series A Notes”) in consideration for aggregate cash payments of $5,000,000, (B) two Series B Senior Secured Convertible Notes in the aggregate principal amount of $5,000,000 (the “Series B Notes,” and collectively with the Series A Notes, the “Notes”) for consideration consisting of two secured promissory notes, each issued and payable by an Investor, in the aggregate principal amount of $5,000,000 (each, an “Investor Note”), and (ii) Series Q warrants to purchase up to 9,126,984 shares of the Company’s Class A common stock under the terms of the Securities Purchase Agreement, dated March 30, 2018, among the Company and the Investors (as amended, the “Purchase Agreement”). In lieu of initially receiving any original issue discount on the Series B Notes, the Series B Notes accrue an “Additional OID Amount” (as defined in the Series B Notes) based upon the portion of the principal of the Series B Notes that becomes unrestricted from time to time, pro rata, which, in the aggregate would result in up to $750,000 of Additional OID Amount payable under the Series B Notes if all of the principal under the Series B Notes becomes unrestricted. In addition, on April 9, 2018, we issued and sold to the Placement Agent (as defined below) for a sum of $100 a warrant (the “Placement Agent Warrant”) to purchase 730,159 shares of Class A common stock. The Notes are convertible into shares of Class A common stock at an initial conversion price of $1.26 per share and the Series Q warrants and the Placement Agent Warrant are exercisable for shares of Class A common stock at an initial exercise price of $1.12 per share, in each case, subject to adjustment or reduction.

We announced on October 12, 2017 that we were awarded the exclusive license for an in-roof solar shingle, POWERHOUSE™, which uses technology developed by the Dow Chemical Company. We arranged the Note Financing to fund the commercialization of POWERHOUSE™. We believe that the market potential is substantial for POWERHOUSE™. We received the first $5 million of the Note Financing in cash at the closing. We will receive an additional $5 million upon prepayment of the Investor Notes upon the satisfaction of certain conditions, as described below. We do not expect to receive the additional $5 million under the Investor Notes unless our shareholders approve the Note Financing Action. We require the additional $5 million to pursue commercialization of POWERHOUSE™ as planned. In the event we do not receive sufficient capital from the Investor Notes to commercialize POWERHOUSE™, we would have to seek to obtain the capital from alternative financing transactions, such as an offering of securities, and common stock warrant exercises, including by potentially reducing the exercise price of outstanding common stock warrants to induce conversion. No assurances can be given that, should we determine to proceed with commercialization of POWERHOUSE™, we will have available to us the necessary capital to do so, whether from the Investor Notes or any alternative transaction. Should we determine to seek capital from an offering of securities it will be dilutive to shareholders. Even if our shareholders approve the Note Financing Action, there can be no assurance that we will be able to satisfy the conditions to receive the second $5 million arranged for in the Note Financing.

Our Class A common stock is listed for trading on The NASDAQ Capital Market. NASDAQ Listing Rule 5635(d), requires a company with securities listed on The NASDAQ Capital Market to obtain shareholder approval if the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), for a per share price of less than the greater of book or market value, equals or exceeds 20% of the common stock or 20% or more of the voting power outstanding before the issuance. With respect to the Note Financing, the 20% threshold and book and market value of our Class A common stock are measured as of March 30, 2018, the date we entered into the Purchase Agreement. On March 30, 2018, we had 10,351,845 shares of Class A common stock outstanding, the relevant book value was $0.76 per share (as of December 31, 2017) and the relevant market price of our Class A common stock was $0.97 per share.

Effectively, shareholder approval of the Note Financing Action is one of the conditions for us to receive the additional $5 million upon prepayment of the Investor Notes. As described below, the terms of the Investor Notes require each Investor to prepay its Investor Notes under certain circumstances upon the satisfaction of certain conditions, one of which is that certain “Equity Conditions” (as defined in the Notes and described below) are satisfied. A failure to obtain such shareholder approval would constitute a failure of the Equity Conditions (called an “Equity Condition Failure” in the Notes). If an Equity Condition Failure exists at the time a mandatory prepayment of the Investor Notes otherwise would be required, we will not receive any payments under the Investor Notes, unless the Investors either waive such Equity Condition Failure or voluntarily prepay the Investor Notes. Further, under certain circumstances described below, if an Equity Condition Failure exists, an Investor may elect to satisfy and cancel any principal and related accrued and unpaid interest and any other amounts owed by such Investor to us under such Investor’s Investor Note by cancelling an equal amount of principal amount under such Investor’s Series B Note. As a result of the foregoing, we may not realize the full $10 million arranged for in the Note Financing, which would jeopardize our ability to commercialize POWERHOUSE™.

Additionally, if an Equity Condition Failure exists, we will not be allowed to exercise our rights to (i) force the Note holders to convert their Notes into shares of Class A common stock, or (ii) redeem the Notes for cash, in each case, upon the satisfaction of certain other conditions described below. These rights could be valuable to us in the future if we deem it to be desirable to retire the debt represented by the Notes.

The initial conversion price of the Notes and the initial exercise prices of the Series Q warrants and the Placement Agent Warrant at the time of issuance were, and currently are, equal to or greater than the relevant book value and the relevant market price of our Class A common stock. We priced the Note Financing in this manner to maximize the amount of capital we could raise in a private placement and have immediately available to us under the NASDAQ Listing Rules. However, as is common in convertible note transactions of the type of the Note Financing, the Investors negotiated for anti-dilution protection, conversion and exercise price resets and other potential reductions of the initial conversion price of the Notes and the initial exercise prices of the Series Q warrants and the Placement Agent Warrant, as described below, subject to shareholder approval. These provisions are intended to protect the Investors from future decreases in the market price of our Class A common stock to encourage conversion of the Notes, thereby reducing the likelihood that we have to repay the Notes with cash, and exercise of the warrants.

To comply with the NASDAQ Listing Rules, the terms of the Notes, the Series Q warrants and the Placement Agent Warrant provide that, without shareholder approval, the conversion price of the Notes may not be reduced below the initial conversion price of $1.26 per share and the exercise prices of the Series Q warrants and the Placement Agent Warrant may not be reduced below $0.97 per share (the initial exercise price is $1.12 per share). As of April 30, 2018, the last closing price of our Class A common stock was $0.94 per share. We believe that it is unlikely that holders of Notes will convert the Notes into shares of Class A common stock if the market price of our Class A common stock is equal to or less than the conversion price of the Notes. In addition, the true-up feature of the Notes described below under the heading “Proposal 2 – Description of the Notes – Additional Amount” is intended to encourage early conversion but will only be available if our shareholders approve the Note Financing Action. Therefore, unless the market price of our Class A common stock increases in the future, we believe that it is unlikely that holders of Notes will convert the Notes into shares of Class A common stock unless our shareholders approve the Note Financing Action. If the Note holders do not convert the Notes into shares of Class A common stock, we will be required to repay the Notes with cash at maturity on April 9, 2019 (including the applicable original issue discount) unless we are able to renegotiate the terms of the Notes with the Investors, for example, to extend the maturity date or convert the Notes into shares of Class A common stock at some more favorable rate to the Investors, which would be dilutive to our shareholders, subject to applicable NASDAQ Listing Rules.

We currently do not have sufficient cash to repay the Notes with cash at maturity and there can be no assurance that we will be successful in renegotiating the terms of the Notes. If we are required to repay the Notes with cash at maturity and our funds are insufficient to do so, we would be forced to attempt to raise capital in a financing transaction, which, if available to us, we expect would be more dilutive to our shareholders than the Note Financing. There can be no assurance that we will be able to do so.

Further, we do not believe that the holders of the Series Q warrants or the Placement Agent Warrant will exercise their respective warrants unless the exercise price is less than the applicable market price of our Class A common stock. If the holders of the Series Q warrants and the Placement Agent Warrant do not exercise their warrants for cash, we will not receive any funds from those warrants.

The terms of the Purchase Agreement require us to hold a shareholders’ meeting not later than June 30, 2018 to seek approval of the issuance of shares of Class A common stock upon conversion of the Notes and exercise of the Series Q warrants at conversion and exercise prices below the initial conversion price of the Notes and the initial exercise price of the Series Q warrants, as required under NASDAQ Listing Rule 5635(d). If, despite our reasonable best efforts such shareholder approval is not obtained at such shareholders’ meeting, we are required to hold another shareholders’ meeting on or before August 30, 2018. If, despite our reasonable best efforts, such shareholder approval is not obtained after such subsequent shareholders’ meetings, we are required to hold additional shareholders’ meetings quarterly thereafter until such shareholder approval is obtained.

Reasons for Shareholder Approval

Our board of directors believes that shareholder approval of the Note Financing Action is desirable for the following reasons:

Receipt of Funds upon Prepayment of Investor Notes. In order to access funds to commercialize POWERHOUSE™, we want the Investors to prepay the Investor Notes. If our shareholders do not approve the Note Financing Action, we will not receive any prepayments under the Investor Notes unless the Investors either waive the resulting Equity Condition Failure or voluntarily prepay the Investor Notes, which we do not expect to occur.

Conversion of Notes into Shares of Class A Common Stock is Favorable. We believe it is more favorable to us if the Note holders convert the Notes into shares of Class A common stock under the current terms of the Notes than if we have to renegotiating the terms of the Notes or repay the Notes with cash at maturity on April 9, 2019. We currently do not have sufficient cash to repay the Notes with cash at maturity and there can be no assurance that we will have available cash to do so in the future. We believe it is more likely that the Note holders will convert their Notes into shares of our Class A common stock if the conversion price is subject to reduction as described herein.

Receipt of Funds upon Cash Exercise of Warrants. In order to access funds to commercialize POWERHOUSE™, we want the Investors and the Placement Agent to exercise their Series Q warrants and Placement Agent Warrant, under which the holders will pay us a per share exercise price (unless a holder elects to perform a cashless exercise, which is always permitted under the Placement Agent Warrant and only under certain circumstances under the Series Q warrants). The exercise prices of these warrants are subject to reduction if, upon the occurrence of certain events in the future, the then-applicable exercise prices are higher than the market prices of our Class A common stock at such times. If our shareholders do not approve the Note Financing Action, the exercise prices of the Series Q Warrants and the Placement Agent Warrant may not be reduced below $0.97. So long as the market price of our Class A common stock is less than the exercise prices of such warrants, we do not expect that the holders of these warrants will exercise them, and, as a result, we would not receive any additional funds from such warrants.

We Could Force Conversion or Redemption of the Notes. Under certain circumstances, we may (i) force the Note holders to convert their Notes into shares of Class A common stock, and (ii) redeem the Notes for cash, in each case, upon the satisfaction of certain other conditions as further described below. However, if our shareholders do not approve the Note Financing Action, we would not be allowed to exercise these rights (unless waived by the Note holders).

Other Effects of approval of the Note Financing Action

Based on the initial conversion price of the Notes at issuance on April 9, 2018, and assuming that the Investors converted $11,500,000 of principal and original issue discount amounts into shares of Class A common stock immediately upon issuance, we would be required to issue 9,126,984 shares of Class A common stock to the Investors. If our shareholders approve the Note Financing Action, it is possible that the conversion price of the Notes could be reduced in the future. If the conversion price is reduced in the future, more shares of our Class A common stock will become issuable upon conversion of the Notes compared to the number of shares of our Class A common stock issuable upon the initial conversion price of the Notes. The issuance of additional shares of Class A common stock may cause significant dilution to our shareholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our Class A common stock. A decline in our market price could impair our ability to raise funds in future equity or debt financings.

The following table sets forth the total number of shares of Class A common stock that would be issued to the Note holders if an aggregate amount of $11,500,000 (which includes all principal and all possible original issue discount amounts that may accrue under the Notes) is converted into shares of Class A common stock. The following table assumes that: (i) the indicated conversion price remains the same from the date of issuance until the Notes are fully converted, (ii) no interest, Additional Amount (as defined in the Notes), Late Charges (as defined in the Notes) or any other additional amounts or charges are incurred or accrued under the Notes, (iii) no event of default under the Notes occurs, and (iv) the Investors prepay their Investor Notes in full before maturity of the Notes. This table is provided for illustrative purposes only, as it is unlikely that these assumptions will be fully accurate at all relevant times.

Assumed Conversion Price	Number of Shares of Common Stock Potentially Issuable
$1.26 (the initial conversion price)	9,126,985
$1.00	11,500,000
$0.75	15,333,334
$0.50	23,000,000
$0.25	46,000,000
$0.1904	60,399,160

Further, the holders of the Series Q warrants and the Placement Agent Warrant will pay us a per share exercise price (unless a holder elects to perform a cashless exercise, which is always permitted under the Placement Agent Warrant and only under certain circumstances under the Series Q warrants) upon exercise of such warrants. If our shareholders approve the Note Financing Action, it is possible that the exercise price of such warrants could be reduced in the future. If holders of such warrants exercise such warrants at a reduced exercise price, we will receive less funds upon such exercise than if the holders had exercised such warrants at a higher exercise price.

In addition to the foregoing, the increase in the number of shares of Class A common stock issued in connection with the conversion of the Notes may have an incidental anti-takeover effect in that the additional shares of Class A common stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

As further described below under the heading “Proposal 2 – Description of the Notes – Reduction of the Conversion Price,” shareholder approval of the Note Financing Action is in itself an Adjustment Event (as defined below), which, if obtained, will cause an automatic reduction in the conversion price of the Notes if the conversion price is higher than the Adjusted Conversion Price (as defined below) on the applicable date of determination.

If our shareholders approve the Note Financing Action, any reduction of the conversion price of the Notes and the exercise prices of the Series Q warrants or the Placement Agent Warrant that would have occurred before obtaining such shareholder approval but for the limitations on reduction of the conversion and exercise prices set forth in the Notes and such warrants will retroactively occur automatically as of the date on which we obtain such shareholder approval. As of April 30, 2018, we are not aware of any such potential retroactive reductions.

Notwithstanding the foregoing, we believe the benefits of the approval of the Note Financing Action exceed the potential dilutive effects and related risks and other consequences described above. Before consummating the Note Financing, our management and board of directors considered alternative financing transactions involving shares of Class A common stock and warrants and determined that the Note Financing likely would result in less aggregate dilution to our existing shareholder than such alternative financing transactions. Our ability to commercialize POWERHOUSE™, succeed on our business plans and ultimately generate value for our shareholders, is dependent on our ability to maximize capital raising opportunities and reduce our cash outlays, such as through the Note Financing and approval of the Note Financing Action. If our shareholders approve the Note Financing Action, we expect to maximize our ability to obtain cash from the Note Financing. Conversely, if our shareholders do not approve the Note Financing Action, we will not receive the second $5 million arranged for in the Note Financing, unless the Investors either waive the resulting Equity Condition Failure or voluntarily prepay the Investor Notes, and we will be unable to commercialize POWERHOUSE™ as planned unless we obtain alternative financing from other sources, which, if available to us, we expect would be more dilutive to our shareholders than the Note Financing.

Description of the Notes

Principal Amount; Maturity Date; Interest

The aggregate principal amount of the Series A Notes is $5,750,000 and the Series B Notes is $5,000,000. All of the aggregate principal amount of the Series B Notes constitutes Restricted Principal (as defined in the Series B Notes). If an Investor prepays any amount under such Investor’s Investor Note, an equal amount of the Restricted Principal becomes unrestricted principal under such Investor’s Series B Note. In lieu of initially receiving any original issue discount on the Series B Notes, the Series B Notes accrue an “Additional OID Amount” (as defined in the Series B Notes) based upon the portion of the principal of the Series B Notes that becomes unrestricted from time to time, pro rata, which, in the aggregate would result in up to $750,000 of Additional OID Amount payable under the Series B Notes if all of the principal under the Series B Notes becomes unrestricted.

All amounts outstanding under the Notes mature and will be due and payable on April 9, 2019, the one-year anniversary of the issuance of the Notes. We are not required to amortize the Notes. The Notes do not incur interest other than upon the occurrence of an event of default, in which case the Notes bear default interest at 18% per year.

Conversion of the Notes

The Notes are convertible at any time, at the option of the holders, into shares of Class A common stock at a conversion price. The initial fixed conversion price is $1.26 per share, subject to reduction, as described below, and adjustment for stock splits, stock dividends, and similar events.

If we obtain the shareholder approval described in Proposal 2, following an event of default under the Notes, during a specified time period, a Note holder may convert a Note at an Alternate Conversion Price and at a 125% premium. “Alternative Conversion Price” means the greater of (i) a floor price of $0.194, and (ii) the lower of (A) the conversion price, and (B) 85% of the price computed as the quotient of (1) the sum of the VWAP (a volume-weighted average price of our Class A common stock, as defined in the Notes) of the Class A common stock for each of the two trading days with the lowest VWAP of the Class A common stock during the 20 consecutive trading day period ending and including the date of the delivery by the Note holder of a conversion notice, divided by (2) two.

We have the right to require Note holders to convert all, or any part of, their Notes if at any time (i) the VWAP of the Class A common stock exceeds 200% of the conversion price 10 consecutive trading days, and (ii) no Equity Conditions Failure (as defined in the Notes) then exists. However, our ability to force a holder to convert its Notes is limited to each Note holder’s pro rata amount of an amount equal to 20% of the aggregate dollar trading volume of the Class A common stock during the 20 consecutive trading day period before the date we provides notice of mandatory conversion to Note holders.

Equity Conditions

The Notes require that certain Equity Conditions (as defined in the Notes) are met to allow us to take certain actions. Generally, the Equity Conditions include, but are not limited to, requirements that (i) holders of Notes and Series Q warrants may resell shares of Class A common stock issuable upon conversion and exercise of the Notes and the Series Q warrants under an effective registration statement or under Rule 144 promulgated under the Securities Act (“Rule 144”); (ii) the Class A common stock is listed on an Eligible Market (as defined in the Notes); (iii) certain stock price and volume requirements are met; (iv) there is no event of default under the Notes; and (v) we have obtained the shareholder approval described in Proposal 2.

Reduction of the Conversion Price

The initial conversion price of the Notes is subject to reduction as described below. However, until we obtain the shareholder approval described in Proposal 2, the conversion price may not be reduced below the initial conversion price of $1.26 per share.

•	If on or after March 30, 2018, we issue or sell, or are deemed to have issued or sold, any shares of Class A common stock or other securities convertible, exercisable or exchangeable for shares of Class A common stock (other than Excluded Securities (as defined in the Notes)) for consideration per share less than the conversion price of the Notes (the “New Issuance Price”), then the conversion price of the Notes will be reduced to the New Issuance Price in accordance with formulas provided in the Notes.

•	If we sell Variable Price Securities (as defined in the Notes) after March 30, 2018, a Note holder will have a right to substitute the Variable Price (as defined in the Notes) for the conversion price under the Notes.

•	If there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Class A common stock and the Event Market Price (as defined in the Notes) is less than the conversion price, then on the 16th trading day after event, the conversion price shall be reduced (but in no event increased) to the Event Market Price.

•	We may at any time, subject to Nasdaq’s approval and with the prior written consent of the Required Holders (as defined in the Purchase Agreement), reduce the conversion price to any amount and for any period of time deemed appropriate by our board of directors.

•	We will be required to provide notice to Note holders after the occurrence of each of (i) the later of (A) the date on which we obtain the shareholder approval described in Proposal 2 or (B) the effective date of a registration statement registering for resale by a Note holder less than all of the shares of Class A common stock issued upon conversion of the Notes and exercise of the Series Q warrant held by such holder, (ii) the later of (A) the date on which we obtain the shareholder approval described in Proposal 2 or (B) the Applicable Date (as defined below), and (iii) the date on which we obtain the shareholder approval described in Proposal 2 (each, an “Adjustment Event”). With respect to each Adjustment Event, on the 10th trading day after the later of (x) the date we delivered notice of such Adjustment Event, and (y) the date of occurrence of such Adjustment Event, if the conversion price then in effect is greater than the Adjusted Conversion Price (as defined below), the exercise price shall automatically adjust to the Adjusted Exercise Price. “Adjusted Conversion Price” means the greater of (i) $0.194 and (ii) 75% of the quotient determined by dividing (x) the sum of the VWAP of the Class A common stock for each of the two lowest trading days during the 10 consecutive trading day period ending and including the trading day immediately before the applicable adjustment date, divided by (y) two. “Applicable Date” means the earlier of (i) the first date on which the resale by the Investors of all the Registrable Securities (as defined in the Registration Rights Agreement (as defined below)) required to be included on the initial registration statement under the Registration Rights Agreement is declared effective by the Securities and Exchange Commission (and each prospectus contained therein is available for use on such date), and (ii) the first date on which all of the Registrable Securities are eligible to be resold by the Investors under Rule 144, subject to certain conditions.

The conversion price may also be reduced in connection with our failure to pay the redemption price in a timely manner, as described below.

Redemption of the Notes

At any time after the later of (i) 15 days after the Applicable Date and (ii) the date no Equity Conditions Failure (as defined in the Notes) exists, we will have the right to redeem all, but not less than all, of the Notes in cash at a price equal to (A) if on or before October 9, 2018, 120% or (B) if after such date, 125%, in each case, of the greater of (1) the amount being redeemed, and (2) the product of (x) the amount being redeemed divided by the conversion price, multiplied by (y) the greatest closing price of the Class A common stock on any trading day during the period commencing on the date immediately preceding the date on which we provided notice of such redemption and ending on the trading day immediately before the date we make the entire redemption payment.

If we consummate a Subsequent Placement (as defined below), subject to some exceptions, a Note holder will have the right to require that we redeem, in whole or in part, a portion of the amounts owed by us to such holder under a Note equal to such holder’s pro rata share of 37.5% of the gross proceeds from such Subsequent Placement in cash at a price calculated as described in the paragraph above.

A Note holder may also require us to redeem all or a portion of its Note in connection with a transaction that results in a Change of Control (as defined in the Notes) and upon the occurrence of an event of default, as described below.

If we do not pay the redemption price in a timely manner, Note holders have the option to cancel such redemption and the principal amount of each Note will then be increased by an amount equal to the difference between (i) the applicable redemption price minus (ii) the principal portion of the amount subject to redemption. In addition, if we have obtained the shareholder approval described in Proposal 2, the conversion price will be automatically adjusted with respect to each conversion effected thereafter by a Note holder to the lowest of (i) the conversion price, (ii) the greater of (A) $0.194 and (B) 75% of the lowest closing bid price of the Class A common stock during the period beginning on and including the date on which the applicable redemption notice is delivered to us and ending on and including the date on which the applicable redemption notice is voided, and (iii) the greater of (A) $0.194 and (B) 75% of the quotient of (I) the sum of the five lowest VWAPs of the Class A common stock during the 20 consecutive trading day period ending and including the applicable conversion date divided by (II) five.

Additional Amount

Each of the Notes provide that, upon any conversion of the Notes (or at maturity if the additional amount “true-up” has not occurred in connection with a previous conversion), the Note holder will receive an additional amount in order to “true-up” conversions of Notes and exercises of Series Q warrants that occurred before an Adjustment Event (an Adjustment Event can only occur after we have obtained the shareholder approval described in Proposal 2) as if the prior conversions or exercises had occurred on or after the applicable date of conversion. In addition to this “true-up” additional amount, in lieu of initially receiving any original issue discount on the Series B Notes, the Series B Notes are also entitled to an additional amount based upon the portion of the principal of the Series B Notes that becomes unrestricted from time to time, pro rata, which, in the aggregate would result in up to $750,000 of additional amounts payable under the Series B Notes if all of the principal under the Series B Notes becomes unrestricted.

Events of Default

The Notes contain customary events of default, including but not limited to: (i) failure to file or have declared effective by the Securities and Exchange Commission the applicable registration statement required by the Registration Rights Agreement within certain time periods or failure to keep the registration statement effective as required by the Registration Rights Agreement, (ii) failure to maintain the listing of the Class A common stock, (iii) failure to make payments when due under the Notes, (iv) breaches of covenants, and (iv) bankruptcy or insolvency.

The occurrence of an event of default under the Notes will trigger default interest and will cause an Equity Condition Failure, which may mean that we will be unable to force mandatory conversion of the Notes and that Investors may not be required to prepay their Investor Notes under a mandatory prepayment event.

Following an event of default, Note holders may require us to redeem all or any portion of their Notes in cash at a conversion price equal to the greater of (i) 125% of the amount to be redeemed, and (ii) the product of (A) the amount to be redeemed divided by the conversion price, multiplied by (B) the product of (x) 125% multiplied by (y) the greatest closing sale price of the Class A common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date we make the entire redemption payment.

We must immediately redeem the Notes in cash in an amount equal to 125% multiplied by the amount to be redeemed upon the occurrence of a Bankruptcy Event of Default (as defined in the Notes).

Fundamental Transactions and Change of Control

The terms of the Notes prohibit us from entering into transactions constituting a Fundamental Transaction (as defined in the Notes) unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined in the Notes), assumes all of our obligations under the Notes and the other transaction documents in a written agreement approved by each Note holder. The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of our assets, certain tender offers and other transactions that result in a change of control.

Further, in connection with a Change of Control (as defined in the Notes), upon request of a Note holder, we must redeem all or any portion of such holder’s Note(s) in cash at a 125% premium in an amount calculated pursuant to a formula set forth in the Notes. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Beneficial Ownership Limitation

A holder may not convert a Note and we may not issue shares of Class A common stock upon conversion of a Note, if, after giving effect to the conversion, a holder together with its “attribution parties,” would beneficially own in excess of 4.99% or 9.99%, as elected by each Investor at closing, of the outstanding shares of our Class A common stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Purchase Rights; Distributions of Assets

The Note holders are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Class A common stock on an “as if converted into Class A common stock” basis. The Note holders are entitled to receive any dividend or other distribution of our assets (or rights to acquire our assets), at any time after the issuance of the Notes, on an “as if converted into Class A common stock” basis.

Covenants

We agreed to certain negative covenants in the Notes, under which we have agreed not to, and to cause our subsidiaries not to, among other things: (i) incur or guarantee, assume or suffer to exist any indebtedness, other than certain permitted indebtedness, (ii) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of ours or any of our subsidiaries other than certain permitted liens, (iii) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the Notes if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event of default under the Notes has occurred and is continuing, (iv) redeem, repurchase or declare or pay any cash dividend or distribution on any of our capital stock, (v) sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any material assets or rights, subject to certain exceptions, (vi) permit any of our indebtedness to mature or accelerate before the maturity date of the Notes, (vii) make any changes in the nature of our business nor modify our corporate structure or purpose, (viii) enter into transactions with affiliates, subject to certain exceptions, or (ix) issue any Notes or any other securities that would cause a breach or default under the Notes or the Series Q warrants.

We also agreed to certain affirmative covenants in the Notes, pursuant to which we agreed to and will cause each of our subsidiaries to, among other things: (i) maintain and preserve ours and its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased or in which the transaction of our business makes such qualification necessary, (ii) maintain and preserve all properties which are necessary or useful in the proper conduct of our business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which we are a party as lessee or under which we occupy property, so as to prevent any loss or forfeiture thereof or thereunder, (iii) maintain all intellectual property rights that are necessary or material to the conduct of our business, (iv) maintain certain insurance coverage, (v) at any time at least $1,000,000 in aggregate principal amount of Notes remains outstanding, maintain Available Cash (as defined in the Notes) as of each fiscal quarter equal to or exceeding $750,000, and (vi) make quarterly announcements of operating results.

Other Terms Specific to the Series B Notes

If an Investor Note is pledged, assigned or transferred to any person other than us without the prior written consent of the applicable Investor, including by contract, operation of law, court order or otherwise (each, a “Prohibited Transfer”) or if any provision of an Investor Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction or other similar authority, in each case, (i) such Investor Note will be deemed paid in full and will be null and void, and (ii) 75% of the remaining Restricted Principal of the applicable Series B Note will be automatically cancelled (with the remaining 25% of the Restricted Principal becoming unrestricted principal).

The Restricted Principal of the Series B Notes are subject to offset under certain circumstances, as further described below. Upon any offset, the Restricted Principal under a Series B Note will automatically and simultaneously be reduced, on a dollar-for-dollar basis, in an amount equal to the principal amount of an Investor’s Investor Note that is cancelled and offset.

Under the terms of the Series B Notes, we granted a security interest to each Investor in such Investor’s Investor Note to secure our obligations under the applicable Series B Note. Each Investor perfected its security interest by taking possession of such Investor’s Investor Note at the closing.

Description of the Series Q Warrants

Each Series Q warrant was immediately exercisable and will expire five years from the date of issuance. Initially, only 75% of the shares of Class A common stock issuable upon exercise of a Series Q warrant may be exercised, which amount increases upon an Investor’s prepayment under such Investor’s Investor Note. Holders of Series Q warrants will be entitled to use cashless exercise if after the date that is six months after the closing, at any time, there is no registration statement covering the resale of the shares of Class A common stock issuable upon exercise of the Series Q warrants.

The initial exercise price of the Series Q warrants is $1.12, subject to adjustments for stock splits, stock dividends, and similar events. In addition, the exercise price will be subject to reduction in substantially the same manner as the conversion price of the Notes as described above under the heading “Proposal 2 - Description of the Notes – Adjustments of the Conversion Price.” However, until we obtain the shareholder approval described in Proposal 2, the exercise price may not be reduced below $0.97. Unlike with respect to the Notes, a reduction in the exercise price will not result in any additional shares being issued upon exercise of the Series Q warrants.

A holder may not exercise any of the Series Q warrants, and we may not issue shares of Class A common stock upon exercise of any of the Series Q warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 4.99% or 9.99%, as elected by each Investor at closing, of the outstanding shares of our Class A common stock. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

The holders of the Series Q warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire its assets) at any time after the issuance of the Series Q warrants, on an “as if exercised for Class A common stock” basis. The holders of the Series Q warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Class A common stock on an “as if exercised for Class A common stock” basis.

The Series Q warrants prohibit us from entering into transactions constituting a Fundamental Transaction (as defined in the Series Q warrants) unless the successor entity assumes all of our obligations under the Series Q warrants and the other transaction documents in a written agreement approved by the Required Holders (as defined in the Series Q warrants). The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of our assets, certain tender offers and other transactions that result in a change of control. Further, in connection with a Change of Control (as defined in the Series Q warrants), upon request of a holder of a Series Q warrant, we or the Successor Entity (as defined in the Series Q warrants), as the case may be, shall exchange a Series Q warrant for consideration equal to the Black Scholes Value (as defined in the Series Q warrants) of such portion of such Series Q warrant subject to exchange in the form of, at our election, either (i) rights convertible into the Corporate Event Consideration (as defined in the Series Q warrants) applicable to the change of control event, or (ii) cash. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Further, after the occurrence of an Event of Default (as defined in the Notes), at the request of a holder of a Series Q warrant, we or the Successor Entity (as defined in the Series Q warrants), as the case may be, shall purchase such holders Series Q warrant for cash in an amount equal to the Event of Default Black Scholes Value (as defined in the Series Q warrants.

Additional Terms of the Purchase Agreement

Under the terms of the Purchase Agreement, we were obligated to reimburse the lead Investor for costs and expenses incurred in connection with the transaction.

The Purchase Agreement prohibits us from issuing, offering, selling, granting any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (a “Subsequent Placement”), other than certain Excluded Securities (as defined in the Purchase Agreement), until the 16th day after the Applicable Date.

Further, so long as any Notes remain outstanding, we are prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. A “Variable Rate Transaction” generally means a transaction in which we or any subsidiary issues or sells (i)(A) any securities with a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of the Class A common stock at any time after the initial issuance, or (B) a conversion, exercise or exchange price that is subject to reset in the future, other than pursuant to certain anti-dilution provisions, or (ii) enters into any agreement whereby we or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The Purchase Agreement also provides that, until the first anniversary of the closing, the Investors have the right to participate in any future Subsequent Placement (other than with respect to Excluded Securities) in an amount equal to up to 35% of such Subsequent Placement. We may not affect a Subsequent Placement during this time without complying with the terms of the participation right set forth in the Purchase Agreement.

Until the Applicable Date and at any time thereafter while any registration statement filed under the Registration Rights Agreement is not effective or the prospectus contained therein is not available for use, or any Current Public Information Failure (as defined in the Registration Rights Agreement) exists, we may not file any registration statement relating to securities that are not Registrable Securities (as defined in the Registration Rights Agreement), subject to some exclusions.

We are required to hold a shareholders’ meeting not later than June 30, 2018 to seek approval of the Note Financing Action. If, despite our reasonable best efforts such shareholder approval is not obtained at such shareholders’ meeting, we must hold another shareholders’ meeting on or before August 30, 2018. If, despite our reasonable best efforts such shareholder approval is not obtained after such subsequent shareholder meetings, we must hold additional shareholders’ meetings quarterly thereafter until such shareholder approval is obtained. We are obligated to reimburse the lead investor’s legal counsel for its reasonable fees in connection with reviewing the proxy statements relating to such shareholders’ meetings in an amount not to exceed $10,000.

Registration Rights Agreement

At the closing, we entered into the Registration Rights Agreement with the Investors (the “Registration Rights Agreement”) under which we agreed to register for resale the shares of Class A common stock issuable upon conversion of the Notes and upon exercise of the Series Q warrants plus an additional number of shares so that the total number of shares of Class A common stock registered equals 200% of the sum of (i) the maximum number of shares issuable upon conversion of the Notes (using the Alternate Conversion Price (as defined in the Notes)) and (ii) the maximum number of shares issuable upon exercise of the Series Q warrants. The Registration Rights Agreement requires us to file the registration statement within 30 days after the closing and to have the registration statement declared effective 60 days after the closing, or 90 days if the registration statement is subject to review by the Securities and Exchange Commission (if the registration statement is on Form S-1, the time periods are 90 and 120 days, respectively).

Under the Registration Rights Agreement, we are required to pay each Investor cash liquidated damages of 1% of the sum of the aggregate original principal amount stated in such Investor’s Notes at the closing upon our failure to (i) file the registration statement in the time required, (ii) have the registration statement declared effective in the time required, (iii) maintain the effectiveness of the registration statement, or (iv) keep current public information in the marketplace. We are obligated to make such liquidated damages payments upon the occurrence of one of the described events and every 30 days thereafter until cured (or, in the case of the current public information failure, until such time that such public information is no longer required pursuant to Rule 144).

We are required to keep the registration statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 for resales on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which the Investors may sell all of the Class A common stock issuable pursuant thereto without restriction pursuant to Rule 144, or (ii) the date on which all of the Class A common stock covered by the registration statement have been sold.

The Registration Rights Agreement also provides for piggyback registration rights under certain circumstances.

We are obligated to reimburse the lead investor’s legal counsel for its fees and disbursements in connection with registration, filing or qualification under the Registration Rights Agreement in an amount not to exceed $10,000 for each such registration, filing or qualification.

On April 27, 2018, we filed a registration statement on Form S-3 registering 51,038,634 shares of Class A common stock in order to comply with the terms of the Registration Rights Agreement described above.

Investor Note Purchase Agreements

At the closing, we entered into separate Note Purchase Agreements (each, an “NPA”) pursuant to which each Investor agreed to issue to the Company such Investor’s Investor Note.

Investor Notes

At the closing, each Investor issued an Investor Note to the Company pursuant to an NPA. The Investor Notes are payable in full 30 years from the date of issuance, subject to extension, and bear interest at 2.88% per year, payable at maturity. Each Investor Note is a full recourse obligation of each Investor.

Each Investor may, at its option and at any time, voluntarily prepay its Investor Note, in whole or in part, without premium or penalty. The Investor Notes are also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

•	Mandatory Prepayment upon Series B Note Conversion – Any time an Investor desires to voluntarily convert its Series B Note, such Investor will be required to prepay its Investor Note, on a dollar-for-dollar basis, for each conversion of the Series B Note.

•	Mandatory Prepayment upon Mandatory Prepayment Notices – An Investor is required to prepay its Investor Note on the 45th calendar day after the earlier to occur of (i) the first date on which the Securities and Exchange Commission declares effective one or more registration statements registering the resale of all Registrable Securities (as defined in the Registration Rights Agreement), and (ii) the first date on which all of the Registrable Securities are eligible to be resold by the Investors pursuant to Rule 144 (such date, the “Eligible Resale Date”), subject to (A) certain Equity Conditions (as defined in the Notes), (B) the average volume weighted average price of the Class A common stock during the 20 consecutive trading days ending as of the trading day immediately before the mandatory prepayment date exceeding $0.97, and (C) no Event of Default (as defined in the Notes) is then existing and continuing.

We will receive the applicable portion of an Investor’s Investor Note principal then due upon each voluntary or mandatory prepayment of such Investor Note.

To secure an Investor’s obligations under its Investor Note, each Investor has granted the Company a security interest in cash or other assets held in a specified bank or brokerage account containing at least an amount equal to the purchase price of such Investor’s Series B Note, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country or securities issued by a special purpose acquisition company.

Each Investor Note also contains certain offset rights, which if exercised, would reduce the amount outstanding under the applicable Series B Note and related Investor Note by the same amount and, accordingly, the cash proceeds received by the Company. These offset rights are triggered by specific occurrences that could jeopardize such Investor’s investment and include the following:

•	Optional Offset Right – On or after each of (i) the earlier of (A) September 27, 2018 and (B) the 45th calendar day after the Eligible Resale Date, if an Equity Conditions Failure (as defined in the Notes) exists, or (ii) the occurrence of a Minimum Price Failure (as defined in the Investor Note), an event of default under the Series B Notes, or the occurrence of a change of control of our company, each Investor is entitled to satisfy and cancel any principal and related accrued and unpaid interest and any other amounts owed by such Investor to us under such Investor’s Investor Note (and under the NPA, the Series B Note and the Purchase Agreement (together with Investor Note, the “Underlying Agreement”) by cancelling an equal amount of principal amount under such Investor’s Series B Note (or any amounts owed by us to such Investor under the Underlying Agreements)

•	Optional Offset upon Investor Event of Default Offset – If we accelerate the debt owed by an Investor to us under such Investor’s Investor Note after an Investor event of default thereunder, in lieu of making any payment under the Investor Note in cash, such Investor is entitled to satisfy and cancel all or any part of the principal owed by such Investor to us under such Investor’s Investor Note by the concurrent cancellation of an equal amount owed under the related Series B Note.

•	Offset upon Company Event of Default – Each Investor may, at any time on or after the occurrence of any event of default under such Investor’s Series B Note, but before the date of cure thereof, satisfy and cancel all or any part of the principal owed under such Investor’s Investor Note by the concurrent cancellation of an equal amount of principal due under such Investor’s Series B Note. Furthermore, in the event of a Bankruptcy Event of Default (as defined in the Series B Notes), all principal owed under an Investor Note will be automatically satisfied and cancelled by the concurrent cancellation of an equal amount owed under the related Series B Note.

•	Automatic Offset upon Redemption – If a redemption of all or part of an Investor’s Series B note includes Restricted Principal, the amount of such Restricted Principal shall be satisfied and cancelled in exchange for the cancelation of an equal amount of principal under such Investor’s Investor Note.

•	Automatic Offset at Maturity – On the maturity date of an Investor Note, the outstanding principal amount owed by an Investor to us under such Investor Note shall be satisfied and cancelled in exchange for the cancellation of an equal amount owed by us to such Investor under such Investor’s Series B Note.

•	Automatic Offset Upon Prohibited Transfer of an Investor Note – Upon the occurrence of a Prohibited Transfer, then, (i) all of the outstanding principal of such Investor Note will be automatically deemed satisfied in full and cancelled, and (ii) 75% of the remaining Restricted Principal under the related Series B Note will be automatically cancelled (with the remaining 25% of the Restricted Principal of such Investor’s Series B Note automatically becoming unrestricted principal thereunder).

Upon any of the foregoing offsets, any accrued and unpaid interest under the Investor Note shall be automatically cancelled with respect to the portion of the principal of the Investor Note being offset.

Master Netting Agreements

At the closing, we and the Investors entered into separate Master Netting Agreements (each, a “Master Netting Agreement”) for the purpose of clarifying for each party its right to net obligations that may arise under the Purchase Agreement, the relevant Investor Note and the relevant Series B Note upon the occurrence of certain events, including as described above.

Placement Agent

WestPark Capital, Inc. acted as the placement agent for the transaction (the “Placement Agent”) pursuant to the terms of an Engagement Letter, dated January 29, 2018, between us and the Placement Agent. At the closing, we paid the Placement Agent an aggregate cash fee of $350,000. We will pay the Placement Agent an additional cash fee of up to $350,000 if, when and as the Investors prepay the Investor Notes. In connection with the Note Financing, we also reimbursed the Placement Agent’s expenses of $29,000.

In connection with the closing, we sold and issued to the Placement Agent the Placement Agent Warrant, pursuant to the terms of the Engagement Agreement. The Placement Agent Warrant has substantially the same terms as the Series Q Warrants, as described above, other than that the Placement Agent Warrant has a cashless exercise right regardless of whether an effective registration statement registering, or a current prospectus being available for, the resale of the shares of Class A common stock underlying the Placement Agent Warrant.

Additionally, we have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make because of those liabilities. The Placement Agent has the right to act as lead underwriter or lead placement agent for any future equity or debt offering we may undertake on or before September 27, 2018.

Other Terms

The Purchase Agreement, the Notes, the Series Q warrants, the Registration Rights Agreement, the NPAs, the Investor Notes, the Master Netting Agreements and the Placement Agent Warrant contain customary provisions for agreements and documents of this nature, such as representations, warranties, covenants, and indemnification and contribution obligations, as applicable. A copy of the Securities Purchase Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K filed April 2, 2018. Copies of the form of Amendment No. 1 to Securities Purchase Agreement, the form of Registration Rights Agreement, the form of NPA, the form of Master Netting Agreement, the form of Series A Note, the form of Series B Note, the form of Investor Note, the form of Series Q Warrant, and the form of Placement Agent Warrant were filed as Exhibit 10.1, 10.2, 10.3, 10.4, 4.1, 4.2, 4.3, 4.4, 4.5 to our Current Report on Form 8-K filed April 10, 2018.

Interests of our Officers and Directors in Proposal 2

We do not believe that our officers or directors have interests in Proposal 2 that are different from or greater than those of any other of our shareholders.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included. As required by the NASDAQ Listing Rules, holders of shares of Class A common stock issued under the terms of the Notes, the Series Q warrants and the Placement Agent Warrant are not eligible to vote such shares with respect to this Proposal 2.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UPON CONVERSION, EXERCISE OR OTHERWISE PURSUANT TO THE TERMS OF OUR CONVERTIBLE NOTES DUE APRIL 9, 2019 AND THE WARRANTS TO PURCHASE COMMON STOCK ISSUED TO THE INVESTORS AND THE PLACEMENT AGENT ON APRIL 9, 2018 IN AN AGGREGATE AMOUNT EQUAL TO OR EXCEEDING 20% OF OUR ISSUED AND OUTSTANDING SHARES OF CLASS A COMMON STOCK FOR LESS THAN THE GREATER OF BOOK OR MARKET VALUE OF THE CLASS A COMMON STOCK.

PROPOSAL 3

TO APPROVE THE ADOPTION OF THE REAL GOODS SOLAR, INC. 2018 LONG-TERM INCENTIVE PLAN

(Item No. 3 on Proxy Card)

Our board of directors recommends that the shareholders approve the adoption of the Real Goods Solar, Inc. 2018 Long-Term Incentive Plan (the “2018 Incentive Plan”) to replace our prior incentive plan, the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan, which expired under its terms earlier this year. As a result, our board of directors adopted the 2018 Incentive Plan on April 23, 2018, subject to shareholder approval, to replace our prior incentive plan.

At our 2017 annual meeting of shareholders, our shareholders approved an amendment and restatement of our 2008 Long-Term Incentive Plan, among other things, to permit up to 1,300,000 shares of Class A common stock to be issued or subject to awards under our 2008 Long-Term Incentive Plan.  We did not make any awards under our 2008 Long-Term Incentive Plan after such shareholder approval and, at the time of expiration, 1,300,000 shares of Class A common stock remained authorized to be issued or subject to awards under our 2008 Long-Term Incentive Plan.  The 2018 Incentive Plan is substantively identical to our expired 2008 Long-Term Incentive Plan and, if approved by our shareholders, would authorize up to 1,300,000 shares of Class A common stock to be issued or subject to awards under the plan.  We are not seeking authority to issue awards in excess of the number of shares of Class A common stock previously authorized under our expired 2008 Long-Term Incentive Plan.  The principal features of the 2018 Incentive Plan are summarized below, but such description is qualified in its entirety by reference to the full text of the 2018 Incentive Plan which is included as Annex A to this proxy statement. All capitalized terms used but not defined in this Proposal 3 will have the meanings set forth in Annex A to this proxy statement. We expect to file a Registration Statement on Form S-8 with respect to the shares of Class A common stock to be authorized pursuant to the 2018 Incentive Plan as soon as reasonably practicable after shareholder approval and prior to the offering of any such shares.

Equity awards have been historically and, we believe, will continue to be, an important component of our overall compensation program for all of our employees and directors. We believe it is important for our long-term success that the interests of our employees and directors are tied to our success as “owners” of our business. We believe that the 2018 Incentive Plan can build shareholder value by attracting and retaining talented employees and directors. In some circumstances we may also grant equity awards to consultants to provide incentives for such consultants to exert maximum efforts for our success. As a result of the expiration of our 2008 Long-Term Incentive Plan, we are currently unable to use equity awards as a component of our compensation program. We believe we must be able to offer a competitive equity compensation packages in order to retain and motivate the talent necessary for our continued growth and success. We carefully monitor the equity compensation and equity holdings of our employees, directors and consultants as well as the type of equity awards we grant to ensure these awards continue to provide incentives for the recipients to work towards our success. Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so stock options provide a strong incentive for individuals to work to build shareholder value and are most attractive to individuals who share our objectives and goals. Approval of Proposal 3 will allow us to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value.

Summary of the 2018 Incentive Plan

The purpose of the 2018 Incentive Plan is to advance the interests of our company and the shareholders by providing incentives to certain employees and other key individuals who perform services for us, including those who contribute significantly to the strategic and long-term performance objectives and growth of our company. Any person who is a full or part-time employee or who performs services for our company, including each of our directors, consultants and advisors, is eligible for selection by the 2018 Incentive Plan administrator for the grant of awards under the 2018 Incentive Plan. Three officers, three non-employee directors and approximately 200 non-officer employees qualify to participate in the 2018 Incentive Plan.

Our board of directors has designated our compensation committee to administer the 2018 Incentive Plan. The 2018 Incentive Plan administrator may delegate administrative responsibilities if so permitted by applicable law, other than with respect to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The 2018 Incentive Plan provides for the granting of several types of awards, including stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, performance grants and other awards deemed by the 2018 Incentive Plan administrator to be consistent with the purposes of the 2018 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the 2018 Incentive Plan administrator.

If our shareholders approve the adoption of the 2018 Incentive Plan, the maximum aggregate number of shares of Class A common stock that may be issued and outstanding, or subject to awards outstanding, under the 2018 Incentive Plan would be fixed at 1,300,000, and no participant may receive awards under the 2018 Incentive Plan for more than 500,000 shares of Class A common stock in any one fiscal year, subject to certain adjustments, such as in the event of a stock split.

The Class A common stock issued under the 2018 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If our Class A common stock issued as restricted stock or otherwise subject to repurchase or forfeiture rights is reacquired by us pursuant to such rights, or if any award is canceled, terminates or expires unexercised, the Class A common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards.

The 2018 Incentive Plan administrator has exclusive discretion to select the employees and other key individuals performing services for us to whom awards will be granted; to determine the type, size and terms of each award; to modify within certain limits the terms of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2018 Incentive Plan; and to make all other determinations that it deems necessary or desirable in the interpretation and administration of the 2018 Incentive Plan. The 2018 Incentive Plan administrator has the authority to administer and interpret the 2018 Incentive Plan, and its decisions are final, conclusive and binding.

Awards Under the 2018 Incentive Plan

Stock Options. A stock option is the right to purchase a specified number of shares of Class A common stock at a price fixed by the 2018 Incentive Plan administrator. The option exercise price may be equal to or greater than the fair market value of the Class A common stock. Only nonqualified stock options may be issued under the 2018 Incentive Plan.

Stock options will generally expire not later than ten years, after the date on which they are granted. Stock options become exercisable at such times and in such installments as the 2018 Incentive Plan administrator determines. Payment of the option exercise price must be made in full at the time of exercise in cash, by tendering to us shares of Class A common stock, by a combination thereof or by any other means that the 2018 Incentive Plan administrator deems appropriate, which may include the surrender of rights in one or more outstanding awards.

Stock Appreciation Rights. A SAR provides the holder with the rights to receive, without payment to us, cash, Class A common stock, other property or any combination thereof, based on the increase in the value of the number of shares of Class A common stock specified in the award over a specified period of time. SARs may be granted either alone or in conjunction with other awards under the 2018 Incentive Plan. The holder of a SAR may elect between exercising the underlying option for shares of Class A common stock or surrendering the SAR in exchange for the receipt of a cash payment equal to the excess of the fair market value on the surrender date over the exercise price, times the number of shares of Class A common stock subject to the award. The 2018 Incentive Plan administrator will establish the terms and conditions of SARs, including the exercise price per share and the term of each SAR.

Restricted Stock and Restricted Stock Units. A restricted stock award is an award of a number of shares of Class A common stock that are subject to certain restrictions, such as a requirement that the shares of Class A common stock shall be forfeited if the holder’s employment or performance of services for us terminates. RSUs are awards denominated in units of shares of Class A common stock under which the settlement of the award is subject to such conditions and terms (such as continued employment with our company) as the 2018 Incentive Plan administrator may determine appropriate. RSUs may be settled in cash, shares of Class A common stock or a combination of the foregoing, as determined by the 2018 Incentive Plan administrator on the grant date. The 2018 Incentive Plan administrator will determine whether participants holding shares of restricted stock or RSUs are entitled to receive dividends and other distributions paid with respect to those shares during the period of restriction, prior to the time such shares are reflected as outstanding shares on RGS Energy’s stock ledger.

Performance Grants. Performance grants are grants of cash, shares of Class A common stock, or other consideration such as other securities or property or a combination thereof that is paid based on the performance of the holder, our company, one or more of our subsidiaries, divisions or units, or any combination thereof. The award of a performance grant entitles the recipient to receive a specified amount determined by the 2018 Incentive Plan administrator, if the terms and conditions specified in the 2018 Incentive Plan and the award, including performance objectives which must be set within the first 90 days of any performance period, are satisfied. We will make payment of any amount with respect to a performance grants as promptly as practicable after the end of the award period specified in the award or at such other time or times as the 2018 Incentive Plan administrator may determine, and may be made in cash, shares of Class A common stock, other securities or property of RGS Energy, or any combination thereof or in such other manner, as determined by the 2018 Incentive Plan administrator in its discretion.

Additional Information

Under the 2018 Incentive Plan, if any change in the outstanding shares of Class A common stock occurs by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Class A common stock without our receipt of consideration, then the number of shares of Class A common stock underlying and the exercise price of any outstanding awards shall be proportionately adjusted. If any change in the outstanding shares of Class A common stock occurs by reason of any split-up, split-off, spin-off, merger, rights offering, reorganization, sale by us of all of our assets, distribution to shareholders (other than a stock split, stock dividend or a normal cash dividend on the Class A common stock) or other extraordinary or unusual event (other than a stock split or stock dividend on the Class A common stock as provided above), then, unless otherwise provided in an individual award agreement, our compensation committee shall make an equitable adjustment in the terms of any outstanding award or in the number of shares of Class A common stock available for awards.

The 2018 Incentive Plan permits the 2018 Incentive Plan administrator to determine whether it is advisable for us or any of our affiliates to provide financing in connection with the exercise of an award and the payment of related taxes, or to assist in obtaining financing from a bank or other third party in this regard. Such assistance may take any form permitted by applicable law and be on such terms as the 2018 Incentive Plan administrator considers appropriate, which may include a direct loan, a guaranty of the obligation to a third party or the maintenance by us or any of our affiliates of deposits with a bank or third party.

The 2018 Incentive Plan administrator may permit payment of taxes required to be withheld with respect to an award in any appropriate manner, which may include by the surrender to us of shares of Class A common stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such award.

Generally, no awards under the 2018 Incentive Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a holder’s death), although the 2018 Incentive Plan administrator may approve transfers of awards to certain permitted transferees as defined under the 2018 Incentive Plan.

The expenses of the 2018 Incentive Plan are borne by us. The 2018 Incentive Plan will terminate upon the earlier of the adoption of a resolution by the board of directors terminating the 2018 Incentive Plan or ten years following the effective date, unless extended by action of the board of directors for up to an additional five years. The board of directors may amend the 2018 Incentive Plan at any time and from time to time for any purpose consistent with the goals of the 2018 Incentive Plan. However, if failure to obtain shareholder approval would adversely affect compliance of the 2018 Incentive Plan with Rule 16b-3 promulgated under the Exchange Act, or other applicable law or regulation, no amendment will be effective unless and until approved by shareholders.

Benefits Under the 2018 Incentive Plan

The benefits that will be awarded or paid under the 2018 Incentive Plan are not currently determinable. Awards granted under the 2018 Incentive Plan are within the discretion of the 2018 Incentive Plan administrator, and the administrator has not determined future awards or who might receive them.

Equity Compensation Plan Information

This information is included in this proxy statement under the heading “Executive Compensation – Equity Compensation Plan Information.”

U.S. Federal Income Tax Consequences

The following is a summary of the principal current U.S. federal income tax consequences of transactions under the 2018 Incentive Plan. This summary does not describe all federal tax consequences under the 2018 Incentive Plan, nor does it describe state, local or foreign tax consequences.

Nonqualified Options. No income is realized by the recipient at the time a nonqualified stock option is granted under the 2018 Incentive Plan. Generally, at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the option price and the fair market value of the shares of Class A common stock on the date of exercise, and RGS Energy receives a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares of Class A common stock have been held.

Stock Appreciation Rights and Other Stock-Based Awards. The recipient of a SAR will not be subject to tax at the time the SAR is granted, and no tax deduction is then available to RGS Energy. On exercise or settlement of a SAR, the recipient will generally realize ordinary income equal to the value of the shares of Class A common stock or cash received. RGS Energy will deduct an amount equal to the income recognized by the recipient, provided that, if the recipient is a “covered employee” under Section 162(m) of the Code, the deductible compensation cannot exceed the limitations of Section 162(m) of the Code.

Restricted Stock Unit Awards. A recipient will not be subject to tax at the time a restricted stock unit is granted, and no tax deduction is available to RGS Energy. On vesting of the restricted stock unit, a recipient will generally realize ordinary income equal to the value of the shares of Class A common stock or cash received. The basis of any shares of Class A common stock delivered in payment for restricted stock units will be equal to the fair market value of the shares of Class A common stock on the date the recipient recognizes ordinary income as described above. RGS Energy will deduct an amount equal to the income recognized by the recipient, provided that, if the recipient is a “covered employee” under Section 162(m) of the Code, the deductible compensation cannot exceed the limitations of Section 162(m) of the Code.

Stock Awards. A recipient will be taxed on the fair market value of the shares of Class A common stock in the taxable year in which the grant occurs, unless the underlying shares are substantially non-vested (i.e. both nontransferable and subject to a substantial risk of forfeiture). A recipient who wishes to recognize income with respect to substantially non-vested shares in the taxable year in which the grant occurs may, however, do so by making a special election, a so-called “Section 83(b) Election”, to pay the tax in the year the grant is made.

A recipient who is subject to Section 16(b) of the Exchange Act who receives stock will recognize ordinary income equal to the fair market value of the shares of Class A common stock received, less any amount paid by the recipient for the stock, at the later of (i) the applicable date, or (ii) the earlier of: (a) the date on which the shares are transferable, or (b) the date on which the restrictions lapse, unless the recipient makes a Section 83(b) Election to report the fair market value of such shares received as ordinary income in the taxable year of receipt. RGS Energy may deduct an amount equal to the income recognized by the recipient, provided that the recipient is a covered employee under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the recipient’s compensation is with the statutory limitations of Section 162(m) of the Code.

On the sale or disposition of shares of Class A common stock, a recipient will recognize taxable income equal to the difference between the amount realized by the recipient on the disposition of the shares of Class A common stock and the recipient’s basis in the shares of Class A common stock. The basis of the restricted shares will be equal to the fair market value of the shares of Class A common stock on the date the recipient recognizes ordinary income as described above. The gain or loss will be taxable to the recipient as a capital gain or deductible by the recipient as a capital losee (either short-term or long-term, depending on the holding period of the shares of Class A common stock), provided that the recipient held the shares of Class A common stock as a capital asset.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE ADOPTION OF THE REAL GOODS SOLAR, INC. 2018 LONG-TERM INCENTIVE PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item No. 4 on Proxy Card)

The audit committee has appointed Moss Adams LLP to audit our consolidated financial statements for the 2018 fiscal year. This appointment is being presented to shareholders for ratification at the annual meeting. Shareholder ratification of the appointment of Moss Adams as our independent auditors is not required by our bylaws or otherwise. We are submitting the appointment of Moss Adams to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, our audit committee will reconsider whether to retain Moss Adams. Even if the selection is ratified, our audit committee, in its discretion, may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. We have invited representatives of Moss Adams to be present at our 2018 annual meeting of shareholders and to make a statement if they desire to do so and to be available for shareholders to respond to appropriate questions. However, we do not expect that any representative of Moss Adams will to be present at our 2018 annual meeting of shareholders.

Effective November 16, 2017, Hein & Associates LLP (“Hein”), our previous independent registered public accounting firm, combined with Moss Adams. As a result of this transaction, on November 16, 2017, Hein resigned as our independent registered public accounting firm. Concurrent with such resignation, our audit committee approved the engagement of Moss Adams as our new independent registered public accounting firm.

The audit reports of Hein on our financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no disagreements between us and Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein would have caused them to make reference thereto in their reports on our financial statements for such years.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Hein’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2016 and through the subsequent interim period preceding Moss Adam’s engagement, we did not consult with Moss Adams on either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and Moss Adams did not provide either a written report or oral advise to us that Moss Adams concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

The action of the audit committee in appointing Moss Adams LLP as the Company’s independent auditors for the 2018 fiscal year will be ratified upon the approval by the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. Abstentions and the failure of a broker to cast a discretionary vote will have no effect on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT AUDITORS FOR THE 2018 FISCAL YEAR.

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Director Independence

Our board of directors currently consists of four members and meets regularly during the year. Our board of directors has determined that each of Messrs. Bouska, Bowles and Scott are independent as defined by the listing standards of the Nasdaq Stock Market. Membership on our audit committee, compensation committee and nominating and corporate governance committee is limited to independent directors within the meaning of the NASDAQ Listing Rules.

Board Meetings and Board Committees

Our board of directors generally holds four regularly scheduled meetings during the year. During 2017, our board held zero in-person meetings and seven telephonic meetings. Each of our current directors who served as directors during 2017 attended at least 75% of the aggregated number of meetings of our board and of the committees of our board on which such director served during 2017.

Our policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict. One of our directors standing for re-election at our 2018 annual meeting of shareholders (Pavel Bouska) attended the 2017 annual meeting of shareholders.

Our board of directors has standing audit, compensation, and nominating and corporate governance committees, for which we have adopted written charters. These charters, which can be found in the Investor Relations section of our website at: https://investors.rgsenergy.com/corporate-governance/documents-charters, along with our code of ethics adopted by our board of directors, provide the framework for governance of our company. We also have a standing executive committee, which operates under authority provided in our bylaws and without a charter.

Audit Committee. Our audit committee currently consists of Ian Bowles, Pavel Bouska and Robert Scott. Mr. Scott serves as chairperson of the audit committee and is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. For the relevant experience of Mr. Scott, please refer to his biography included under the heading “Proposal 1 – Election of Directors” above. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control over financial reporting is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held four in-person meetings and zero telephonic meetings during 2017.

Compensation Committee. Our compensation committee currently consists of Ian Bowles and Robert Scott. Mr. Bowles serves as chairperson of our compensation committee. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers our stock option plans. Our compensation committee may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee held zero in-person meetings and one telephonic meetings during 2017.

The principal objectives that guide the compensation committee in assessing our executive and other compensation programs include the proper allocation among (i) current cash compensation, (ii) short-term bonus compensation and (iii) long-term compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends and regulatory requirements. In determining the particular elements of compensation that are used to implement our overall compensation objectives, the compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth and the specific operational and financial performance of certain groups, as well as the competitive environment for our business. Stock price performance is not a factor in determining annual compensation because the market price of our Class A common stock is subject to a variety of factors outside of our control. The compensation committee may, when appropriate (as determined on an annual basis), identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officers’ incentive compensation for that year and which are taken into consideration in setting base salary for the next year. The compensation committee may meet with certain of our executive officers to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. The compensation committee may ask management for its recommendations regarding the base salary, bonus targets and equity compensation for the executive team and other employees. The compensation committee considers, but is not bound by and may not always accept, management’s recommendations with respect to executive compensation. The compensation committee may also seek input from one or more independent compensation consultants prior to making determinations on material aspects of our compensation programs, practices and packages.

Our compensation committee has the ability to engage, and has in the past engaged, compensation consultants to assist in making determinations on material aspects of our compensation programs, practices and packages, but did not retain any such consultants during 2017.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Ian Bowles and Robert Scott. Mr. Bowles serves as the chairperson of the nominating and corporate governance committee. Our nominating and corporate governance committee carries out responsibilities related to our director nomination process and procedures, developing and maintaining our corporate governance policies and any related matters required by the federal securities laws. Our nominating and corporate governance committee also reviews and approves related-party transactions. Our nominating and corporate governance committee was formed in 2014, and the committee held zero in-person meetings and two telephonic meetings during 2017.

Our nominating and corporate governance committee identifies and screens individuals qualified to become directors and makes recommendations to our full board of directors regarding the selection and approval of nominees for director to be submitted to our shareholders for election. As described under the heading “Proposal 1 – Election of Directors,” our nominating and corporate governance committee and our board of directors consider a variety of factors when selecting candidates for election to the board of directors. Our nominating and corporate governance committee and our board of directors will consider qualified director candidates recommended by our shareholders. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board of directors. Generally, written notice of a proposed nomination must be received by our corporate secretary no later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. Other than as described above, our nominating and corporate governance committee and board of directors have not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, they would not evaluate shareholder nominees differently from management or board nominees. Although we have not adopted a formal policy regarding the consideration of director candidates recommended by shareholders, the board of directors believes that the procedures set forth in our bylaws are currently sufficient and that the establishment of a formal policy is not necessary.

Executive Committee. Our executive committee consists of Mr. Bowles and one vacancy. Mr. Bowles serves as the chairperson of our executive committee. Our executive committee may exercise, during intervals between meetings of the board of directors, all the powers and authority of the board, except as otherwise provided in our bylaws or by Colorado law.

Executive Sessions of the Board

Our board of directors’ independent directors meet periodically in executive session. Executive sessions are generally held in connection with regularly scheduled board meetings.

Board Leadership Structure and Role in Risk Oversight

Ian Bowles is the Chairman of our board of directors and is not currently an employee of our company. Dennis Lacey serves as a director and our Chief Executive Officer. As our most senior executive officer, Mr. Lacey has primary, general and active control over our affairs and business and general supervision of our officers, agents and employees. The technology and regulatory landscape involved in our business are constantly evolving and Mr. Lacey brings extensive knowledge in these areas to the board of directors, allowing him to effectively focus board decision-making on those items most important to our overall success. Our board of directors believes that having our most senior executive officer on our board of directors helps promote our overall strategic development and facilitates the efficient flow of information between management and our board of directors. Our board of directors also believes that this leadership structure optimizes Mr. Bowles’s and Mr. Lacey’s contributions to the board’s efforts.

Our board of directors works closely with our Chief Executive Officer in its regular assessment of the risks that could confront our business, whether due to competitive issues, government incentives, the economy or otherwise. It is management’s responsibility to manage risk and bring to our board of directors’ attention the risks that are most material to us. Our board of directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us and annually reviews our enterprise risk management. Our audit committee regularly reviews treasury risks (insurance, credit and debt), financial and accounting risks, legal and compliance risks, information technology security risks and risks related to internal control over financial reporting. Our compensation committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and incentive arrangements. Our compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on us. In addition, the full board of directors considers risks to our reputation, reviews risks related to the sustainability of our operations, considers risks related to succession planning and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. The full board of directors is also responsible for oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.

DIRECTOR COMPENSATION

Director Compensation Policy

During 2017, directors who were not employees of our company or its affiliates were paid an annual retainer of $20,000 plus fees of $1,000 for each in-person board meeting attended, $200 for each telephonic board meeting attended, $500 for each in-person committee meeting attended and $200 for each telephonic committee meeting attended. Members of each standing committee receive an annual fee of $4,000 and chairpersons of each standing committee receive an annual fee of $10,000.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2017 for each director who served during 2017 and was compensated for his or her service other than as a named executive officer.

Name	Fees Earned or Paid in Cash
David Belluck (1)	$34,533
Pavel Bouska	$30,600
Ian Bowles	$39,900
John Schaeffer (2)	$24,600
Robert L. Scott	$44,200

(1)	Effective August 30, 2017, Mr. Belluck resigned as a director of the Company.
(2)	Effective March 9, 2018, Mr. Schaeffer resigned as a director of the Company.

NASDAQ Golden Leash Disclosure

None of our directors has any arrangements with any person or entity other than us relating to compensation or any other payment in connection with such director’s candidacy or service as a director.

EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current executive officers:

Name	Age	Position

Dennis Lacey	64	Chief Executive Officer and Director
Alan Fine	64	Chief Financial Officer, Chief Administrative Officer and Treasurer
Nicolle Dorsey	39	Principal Accounting Officer and Controller

Our executive officers are appointed annually by our board of directors. Biographical information about Mr. Lacey is included under the heading “Proposal 1 – Election of Directors.”

ALAN FINE—age 64— Mr. Fine joined RGS Energy in July 2014 as the Director of Commercial Accounting and Finance before he was named Treasurer and Principal Accounting Officer in October 2014. He held this position until February 2016 when he was named as the Principal Financial Officer and General Manager of Operations. Effective Septemer 12, 2018 he was named as the Chief Financial Officer, Chief Administrative Officer and Treasurer. Before joining RGS Energy, between August 2011 and June 2014, he served as the Chief Financial Officer and Principal Accounting Officer of Roomlinx, Inc., a public company engaged in in-room guest entertainment systems servicing the hospitality industry. From May 2008 to June 2011, Mr. Fine served as the Chief Financial Officer and Director of Operations for Pearlstine Distributors, a privately held distributor of Anheuser Busch, Samuel Adams, Heineken, New Belgium and other craft beers to the Charleston, South Carolina market. From November 1997 to May 2000, he served as the Vice President of Finance at Colorado Greenhouse, an international producer of hydroponic tomatoes. Before that, Mr. Fine served as the Chief Financial Officer of Gold Coast Beverage Distributors, a beer and water wholesaler serving Southern Florida, from May 1994 to July 1997. Mr. Fine has a Bachelor of Science degree in accounting from Loyola College of Maryland, a Bachelor of Science degree in civil engineering from UMASS, Lowell and is a licensed certified public accountant in Pennsylvania.

NICOLLE DORSEY—age 39 —Mrs. Dorsey joined RGS Energy in September 2016 as the Assistant Controller. She was named Principal Accounting Officer and Controller in September 2017. Before joining the Company, she served as a Senior Corporate Accountant and Financial Analyst for Cloud Peak Energy, a publicly held coal producing company, between April 2014 and March 2016. From May 2013 to June 2017, Ms. Dorsey served as a Financial Reporting Accountant III for Source Gas, LLC, a natural gas utility serving approximately 429,000 customers in Arkansas, Colorado, Nebraska and Wyoming. Before that, Ms. Dorsey served as a Senior Accountant for Baker Tilly Virchow Krause, LLC, a full-service accounting and advisory firm that offers industry specialized services in audit, tax, and management consulting., from September 2007 to April 2013. Ms. Dorsey earned her Bachelor of Arts degree in accounting and a masters of accountancy from the University of Wisconsin, and is a licensed certified public accountant in Colorado

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of April 30, 2018 (except as noted) for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all current directors and executive officers as a group. As of April 30, 2018, there were 10,351,845 shares of our Class A common stock and no shares of our Class B common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Hudson Bay Master Fund, Ltd. (2)	1,148,927	9.99%
Iroquois Master Fund, Ltd. and Iroquois Capital Investment Group LLC (3)	605,000	5.52%
Dennis Lacey (4)	25,070	*
Alan Fine (5)	2,208	*
Nicolle Dorsey (6)	-	-
Pavel Bouska (7)	8	*
Ian Bowles (8)	8	*
Robert L. Scott (9)	8	*
Thomas Mannik (10)	-	-
All directors and executive officers as a group (6 persons) (11)	27,302	*

*	Indicates less than 1% ownership.

(1)	This table is based upon information supplied by officers, directors and principal shareholders directly to the Company or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include stock options exercisable and restricted stock vesting within 60 days after April 30, 2018.

(2)	According to a Schedule 13G/A filed on February 2, 2018 by Hudson Bay Capital Management LP, and information available or provided to the Company. Consists of shares of our Class A common stock issuable (i) under our 2016 Notes (as defined below) (subject to a 9.99% beneficial ownership limitation; calculated using a “Conversion Price” (as defined in the 2016 Notes) of $0.7250, (ii) under the Notes (subject to a 9.99% beneficial ownership limitation) calculated using the initial conversion price of $1.26, and (iii) upon exercise of warrants that are currently exercisable (subject to either a 4.99% or 9.99% beneficial ownership limitation), which together represent 9.99% of our outstanding shares of Class A common stock as of April 30, 2016. Does not include an estimated 7,593,259 additional shares of Class A common stock issuable under the 2016 Notes, the Notes and upon exercise of warrants (calculated in the manner described in the preceding sentence) because the holder does not have the right to receive such shares if the holder, together with certain attribution parties, would beneficially own in excess of 9.99% (or, with respect to some warrants, 4.99%) of the outstanding shares of our Class A common stock. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.

(3)	According to a Schedule 13D filed on January 16, 2018 by Iroquois Master Fund Ltd., Iroquois Capital Management, LLC, Iroquois Capital Investment Group LLC (“ICIG”), Richard Abbe, and Kimberly Page, and information available or provided to the Company. Consists of an aggregate of 605,000 shares of our Class A common stock. Excluded from the reporting persons’ beneficial ownership are 805,144 additional shares of Class A common stock issuable upon exercise of warrants subject to a 4.99% blocker provision owned by each of Iroquois Master Fund Ltd. and ICIG. Mr. Abbe, who serves as the President of Iroquois Capital Management, LLC and managing member of ICIG, and Ms. Page, who serves as a Director of Iroquois Master Fund, Ltd., have shared voting control and investment discretion over the securities held by Iroquois Master Fund Ltd. As a result, Iroquois Master Fund Ltd., Iroquois Capital Management, LLC, Mr. Abbe and Ms. Page each may be deemed beneficial owners (as determined under Section 13(d) of the Exchange Act) of, and share voting control and investment discretion with respect to, the 461,000 shares of stock owned by Iroquois Master Fund Ltd. Mr. Abbe, who serves as the managing member of ICIG, have shared voting control and investment discretion over the securities held by ICIG. As a result, ICIG and Mr. Abbe each may be deemed beneficial owners (as determined under Section 13(d) of the Exchange Act) of, and share voting control and investment discretion with respect to, the 144,000 shares of stock owned by ICIG. The address of Iroquois Master Fund Ltd., Iroquois Capital Management, LLC, ICIG, Mr. Abbe and Ms. Page is 205 East 42nd Street, 20th Floor, New York, NY 10017.

(4)	Consists of (i) 25,000 shares of our Class A common stock, (ii) 69 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable and (iii) 1 share of our Class A common stock issuable upon exercise of stock options exercisable within 60 days after April 30, 2018.

(5)	Consists of (i) 2,200 shares of our Class A common stock and (ii) 8 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(6)	Ms. Dorsey does not currently hold any shares of our Class A common stock.

(7)	Consists of 8 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(8)	Consists of 8 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(9)	Consists of 8 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable.

(11)	Mr. Mannik commenced service as our Principal Accounting Officer on February 3, 2016 and resigned his position effective September 21, 2017.
(12)	Includes Messrs. Lacey, Fine, Dorsey, Bouska, Bowles, and Scott.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table includes information concerning compensation for each of the last two completed fiscal years for our principal executive officer, and the other named executive officers of our company.

Name and Principal Position	Year	Salary (1)	Totals
Dennis Lacey (2)	2017	$375,000	$375,000
Chief Executive Officer and Director	2016	$376,442	$376,442
Alan Fine (3)	2017	$185,000	$185,000
Chief Financial and Administrative Officer	2016	$163,846	$163,846
Thomas Mannik (4)	2017	$129,002	$129,002
Principal Accounting Officer and Controller	2016	$133,846	$133,846
Nicolle Dorsey (5)	2017	$100,346	$100,346
Principal Accounting Officer and Controller

(1)	The Salary column represents amounts earned during those years and, because of the timing of payments, do not represent amounts paid during those years. The annual base salary rate for Mr. Lacey was $375,000 for all of 2017 and 2016; for Mr. Fine, $185,000 for all of 2017, and $160,000 and $185,000 for portions of 2016; for Mr. Mannik, $155,000 for all of 2017 until his resignation, and $130,000 and $155,000 for portions of 2016; and for Ms. Dorsey, $92,000 and $125,000 for portions of 2017.
(2)	Mr. Lacey commenced service as our Chief Executive Officer and director on August 18, 2014.
(3)	Mr. Fine commenced service as our Principal Accounting Officer on October 14, 2014, was named the Principal Financial Officer on February 3, 2016, and subsequently named our Chief Financial Officer and Chief Administrative Officer on September 12, 2017.
(4)	Mr. Mannik commenced service as our Principal Accounting Officer on February 3, 2016 and resigned his position effective September 21, 2017.
(5)	Ms. Dorsey commenced service as our Principal Accounting Officer on September 21, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to unexercised options previously awarded to our executive officers named above in the Summary Compensation Table and outstanding as of December 31, 2017.

	Option Awards
	Number of Securities Underlying Unexercised Options (1)			Option Exercise	Option Expiration
	Exercisable	Unexercisable		Price (1)	Date (1)
Dennis Lacey	12	—		$45,120	02/28/2021
	4	—		$26,520	07/17/2021
	25	—		$24,720	08/18/2021
	26	8	(2)	$1,428	06/30/2020
Alan Fine	1	—		$31,800	07/07/2021
	2	—		$14,760	10/19/2021
	5	—		$1,428	06/30/2020
Thomas Mannik (3)	—	—		—	—
Nicolle Dorsey (3)	—	—		—	—

(1)	The exercise price of the options is equal to the closing stock market price of our Class A common stock on the date of grant and the options expire seven years from the date of grant except as noted. For further information, see Note 8. Share-Based Compensation to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K filed on April 2, 2018.
(2)	25% of the options vested immediately upon grant, and the remaining 75% of the options vest over five years, 5% each quarter commencing on June 30, 2016.
(3)	Mr. Mannik and Ms. Dorsey did not hold any unexercised options as of December 31, 2017.

Generally Available Benefit Programs

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.

In fiscal 2017, our named executive officers were eligible to receive the same health care coverage that was generally available to our other employees. Our benefit programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

Our compensation committee believes that our 401(k) Plan and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or 2008 Long-Term Incentive Plan award package.

Equity Compensation Plan Information

The following table summarizes equity compensation plan information for our Class A common stock as of December 31, 2017:

	Number of securities to be issued upon exercise of outstanding options, and rights	Weighted average exercise price of outstanding options, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	149	$18,452	52,536

Stock Option Grant Timing Practices

Our compensation committee administers and grants awards under the 2008 Long-Term Incentive Plan, and has granted to our chief executive officer the authority to make awards to our employees that do not report directly to the chief executive officer. During fiscal 2017, our chief executive officer, compensation committee and board of directors consistently applied the following guidelines for stock option grant timing practices:

•	New Employees: stock option grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our chief executive officer, compensation committee or board of directors, as applicable, and the exercise price for the options is set at the closing price of our Class A common stock on that date.

•	Existing Employees: stock option grants to existing employees are effective on the date that our chief executive officer, compensation committee or board of directors, as applicable, approves the grant, and the exercise price for the options is set at the closing price of our Class A common stock on that date.

Employment Agreements and Compensation of our Named Executive Officers

On June 1, 2015, we entered into a written employment agreement with Dennis Lacey, outlining the terms of his employment as our Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Lacey will receive an initial annual base salary of $375,000. Our board of directors may, in its sole discretion, adjust his base salary but may not reduce the base salary unless such reduction is done in connection with a broad reduction of compensation of our management.

For each fiscal year, Mr. Lacey is eligible for an annual performance bonus of up to 100% of his base salary, subject to such terms and conditions and upon achievement of performance targets as determined by the board of directors or a committee created by its board of directors. Mr. Lacey must be an employee on the date a performance bonus is to be paid to be eligible to receive it. We did not pay Mr. Lacey any bonuses for 2016 or 2017.

Mr. Lacey is eligible to participate in the Company’s 401(k) plan and is eligible for expense reimbursement for business expenses incurred in connection with his duties under his employment agreement. Mr. Lacey is also eligible for coverage under group insurance plans and to receive fringe benefits made available to the Company’s executive and management employees. The Company will pay the premiums for coverage of Mr. Lacey and his dependents under such insurance plans.

The term of the employment agreement continues until terminated and may be terminated as described below and (i) by mutual agreement between the parties, (ii) automatically, upon Mr. Lacey’s death or disability, (iii) by Mr. Lacey for any or no reason upon 30 days’ prior written notice, and (iv) by the Company for “cause,” as discussed below, effective immediately. If terminated in this manner, the Company will pay to Mr. Lacey any accrued but unpaid base salary, accrued but unused vacation and reimbursable business expenses and Mr. Lacey is not entitled to any severance benefits. “Cause” is defined as Mr. Lacey (i) violating in any material respect any term of the employment agreement or a nondisclosure agreement entered into with the Company in 2014, (ii) violating any Company policy, procedure or guideline that results in material harm to the Company, (iii) acting with gross negligence in the performance of his duties resulting in harm to the Company, (iv) engaging in any of the following forms of misconduct: commission of any felony or any misdemeanor involving dishonesty or moral turpitude; theft or misuse of Company’s property; illegal use or possession of any controlled substance; discriminatory or harassing behavior, whether or not illegal under federal, state or local law; or falsifying any document or making any materially false or misleading statement relating to his employment, or (v) failing to cure, within 30 days, any material injury to the economic or ethical welfare of the Company caused by his malfeasance, gross misconduct or material inattention to his duties and responsibilities under the employment agreement (such cure right being limited to one occurrence unless otherwise agreed to by the board of directors).

In addition to the foregoing, if the Company terminates Mr. Lacey’s employment without “cause,” Mr. Lacey is entitled to severance compensation equal to 12 months of his most recent base salary, which shall be payable in equal installments in accordance with the Company’s standard payroll practice. However, if the Company terminates Mr. Lacey’s employment within 12 months after the consummation of a change of control (as defined in the employment agreement and as discussed below), such severance payment shall equal 12 months of Mr. Lacey’s most recent base salary plus the maximum performance bonus that Mr. Lacey may earn for such fiscal year and shall be payable in one lump sum within 30 calendar days after termination of employment. A “change of control” means any transaction or series of related transactions (i) the result of which is that any person or persons controlling, controlled by or under common control with such person becomes the beneficial owner of more than 50% of the issued and outstanding Company voting stock (including securities convertible or exercisable for voting stock), (ii) that results in the sale of all or substantially all of the Company’s assets, or (iii) that results in a consolidation or merger whereby the Company is not the surviving entity. Mr. Lacey’s receipt of severance compensation is conditioned on his executing release and confidentiality agreements as further described in the employment agreement.

Furthermore, subject to notice and cure periods, Mr. Lacey may terminate the employment agreement for “good reason” if, without Mr. Lacey’s prior consent, (i) the Company materially breaches its obligations under the employment agreement, (ii) following a change of control, the successor company fails to assume the Company’s obligations under the employment agreement, or (iii) within 12 months after a change of control, (A) Mr. Lacey is no longer the Chief Executive Officer of the surviving company, (B) his duties are materially altered or his authority is materially diminished, (C) his employment-related benefits are materially diminished, or (D) the Company’s principal executive offices are moved more than 25 miles from their current location. A termination for “good reason” is deemed to be a termination by the Company without “cause.”

On May 31, 2015 and in connection with entering into the employment agreement, our board of directors granted Mr. Lacey options to purchase 34 shares of the Company’s Class A common stock at an exercise price of $1,428 per share under the 2008 Long-Term Incentive Plan. At the time of grant, 25% of the options immediately vest and the remaining 75% subsequently vest in equal quarterly installments over the five-year period following the grant. The options awarded to Mr. Lacey are subject to the terms of a new standard form of Employee Stock Option Agreement adopted by the compensation committee in May 2015, under which we expect to grant options under the 2008 Long-Term Incentive Plan, and includes the following terms and conditions:

•	The options expire on the seventh anniversary of the effective date of the applicable stock option grant and may not be exercised after the close of business on the applicable expiration date;

•	The options vest over a five-year period at a rate of 5.00% on the last day of each calendar quarter occurring after the effective date of the applicable grant so long as the grantee has been continuously employed from the effective date of grant through the applicable vesting date;

•	All of the unvested shares will vest immediately prior to the consummation of a change in control (which definition is substantively the same as the description of the definition of change of control in the employment agreement), provided that the grantee is an employee on the date the change in control is consummated;

•	Vesting ceases on the date the grantee ceases to be an employee;

•	Following the last day of employment, vested options may be exercised at any time during the lesser of (i) 30 days starting the day after the last date of employment, or (ii) the remaining term of the options; provided that if termination occurs (A) due to death or disability while grantee is employed, the options may be exercised at any time during the lesser of (1) one year starting the day after the last date of employment, or (2) the remaining term of the options, or (B) due to retirement, the option may be exercised at any time during the lesser of (1) the three month period commencing on the first day after the employees last day of employment, or, if employee dies during the three month period commencing on the first day after employee’s last day of employment, then the one year period commencing on the first day after the employee’s last day of employment with RGS, or (2) the remaining term of the option; and

•	In connection with their receipt of stock options under the Employee Stock Option Agreement, employees agree to be subject to typical non-disparagement, confidentiality and non-compete provisions.

Other than as described below, we have not entered into traditional employment agreements with any other named executive officers. Generally, those named executive officers who have been granted stock options, are subject to covenants concerning confidentiality, non-competition, non-solicitation of employees and customers and assignment of inventions contained in our standard form of stock option agreement executed upon grant.

Potential Payments Upon Termination or Change-in-Control

Pursuant to the terms of the employment agreement with Mr. Lacey, Mr. Lacey is entitled to receive the severance payments in the amount and pursuant to the terms described above in “Employment Agreements and Compensation for our Named Executive Officers — Dennis Lacey.”

Our standard form of stock option agreement provides that option vesting ceases upon termination of employment. A former employee may exercise vested options (i) within 30 days (generally), (ii) within three months (upon retirement at or after normal retirement age) or (iii) within one year (upon termination due to death or disability or (iv) within one year (after a change of control) after termination, but in no event after the expiration term of the applicable option. Additionally, 100% of unvested options immediately vest upon the occurrence of a change of control.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on us and our executive officers and other employees. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, our goal is to meet our objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. For options, we recognize a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.

We believe we have structured our compensation program to comply with Section 162(m) and 409A of the Code. Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We do not believe we have individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

AUDIT COMMITTEE REPORT

Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.

Our management is responsible for establishing and maintaining adequate internal financial controls for the preparation of our consolidated financial statements and for the public reporting process. The firm of Moss Adams LLP, as our independent registered public accounting firm for 2017, was responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether our consolidated financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States.

In this context, our audit committee reviewed and discussed with management and representatives of Moss Adams LLP our audited consolidated financial statements for the year ended December 31, 2017. Moss Adams LLP stated, in its Report of Independent Registered Public Accounting Firm dated March 30, 2018, that its audit included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Our audit committee also discussed with Moss Adams LLP the matters required to be discussed by Statement on Auditing Standards No. 16, “Communication with Audit Committees.” Our audit committee reviewed with Moss Adams LLP, who was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, our audit committee discussed the results of the annual audit and such other matters required to be communicated with our audit committee under professional auditing standards.

In discharging its oversight responsibility over the audit process, our audit committee obtained from our independent auditors’ statements describing all relationships between our independent auditors and RGS Energy that might bear on our auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board and discussed with our auditors any relationships that may impact their objectivity and independence.

Our audit committee recommended to our board that our audited financial statements for the year ended December 31, 2017 be included in our Annual Report on Form 10-K for 2017 for filing with the Securities and Exchange Commission, in reliance upon: (1) our audit committee’s reviews and discussions with management and Moss Adams LLP; (2) management’s assessment of the effectiveness of our internal control over financial reporting; and (3) the receipt of an opinion from Moss Adams LLP, dated April 2, 2018, stating that our 2017 consolidated financial statements present fairly in all material respects, the consolidated financial position of our company and its consolidated subsidiaries at December 31, 2017 and the consolidated results of operations and cash flows for the year ended December 31, 2017 in conformity with accounting principles generally accepted in the United States.

Audit Committee
Robert Scott, Chairperson
Pavel Bouska
Ian Bowles

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Exchange Act.

DISCLOSURE OF INDEPENDENT ACCOUNTANT FEES

The following table presents fees billed for professional accounting fees and services rendered for the year ended December 31, 2017 from our principal accounting firm Moss Adams LLP as well as our formal principal accounting firm Hein & Associates LLP; and to Hein & Associates LLP for professional accounting fees and services rendered for the year ended December 31, 2016:

Audit and Non-Audit Fees (in $000's)	2017			2016
	Moss Adams	Hein	Totals	Hein
Audit fees (1)	$157	$84	$241	$270

Audit related fees	-	-	-	-

Tax fees (2)	-	-	-	37

All other fees	-	-	-	-
Totals	$157	$84	$241	$307

(1)	Audit fees are fees that were charged for the audit of our annual financial statements included in our annual report on Form 10-K and review of unaudited financial statements included in our quarterly reports on Form 10-Q; for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)	Tax fees represent tax advice and tax compliance services primarily in connection with a business acquisition and other transactions.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. For 2017, our audit committee pre-approved all such services. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to one year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairperson of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following is a description of certain transactions involving us and persons who are considered “related persons,” as such term is defined in Item 404 of Regulation S-K.

Transactions with Hudson Bay

We believe that Hudson Bay Master Fund, Ltd. (“Hudson Bay”) currently is a “related person” as a result of being the beneficial owner of more than 5% of our outstanding Class A common stock. In addition, we believe that Hudson Bay was a “related person” when we entered into the transactions described below.

On April 1, 2016, we sold $6.0 million in principal amount of senior secured convertible notes (the “2016 Notes”) and Series G warrants to purchase 4,980 shares of our Class A common stock to Hudson Bay as part of our $10.0 million offering of convertible notes and Series G warrants on April 1, 2016. As a result of the purchase of the 2016 Notes, Hudson Bay became the beneficial owner of up to 9.99% of our outstanding Class A common stock. The 2016 Notes bear interest at 8% per annum (or 18% per annum during an event of default). As of April 30, 2018, we have not made any cash payments in satisfaction of principal or accrued interest to Hudson Bay, however we have converted into shares of our Class A common stock, $5,999,000 in principal and $274,395 in accrued interest owed to Hudson Bay. As a result, we have issued an aggregate of 334,303 shares of our Class A common stock to Hudson Bay.  The largest amount of principal outstanding since January 1, 2017 and April 30, 2018 was $124,000.  As of April 30, 2018, the outstanding principal balance under Hudson Bay’s 2016 Note is $1,000.

On February 6, 2017, we sold an aggregate of $2.6 million of units to Hudson Bay as part of a public offering of an aggregate amount of $11.5 million of (i) “primary units” consisting of one share of our Class A common stock, and a Series K warrant to purchase one share of our Class A common stock and (ii) “alternative units” consisting of a prepaid Series L warrant to purchase one share of our Class A common stock, and a Series K Warrant to purchase one share of Class A common stock (the “February 6, 2017 Offering”). We sold the primary units at an initial purchase price of $3.10 per unit and the alternative units at an initial purchase price of $3.09 per unit. Hudson Bay purchased 290,323 primary units and 547,146 alternative units. As a result of the February 6, 2017 Offering, Hudson Bay received an aggregate of 290,323 shares of our Class A common stock, a Series K warrant to purchase 837,469 shares of our Class A common stock and a Series L warrant to purchase 547,146 shares of our Class A common stock.

On February 9, 2017, we sold an aggregate of $2.7 million of units to Hudson Bay as part of a registered offering of an aggregate amount of $6.0 million of (i) “primary units” consisting of one share of our Class A common stock, and a Series M warrant to purchase 75% of one share of our Class A common stock, and (ii) “alternative units” consisting of a prepaid Series N warrant to purchase one share of our Class A common stock, and a Series M Warrant to purchase 75% of one share of Class A common stock (the “February 9, 2017 Offering”). We sold the primary units at an initial purchase price of $2.50 per unit and the alternative units at an initial purchase price of $2.49 per unit. Hudson Bay purchased 500,000 primary units and 600,000 alternative units. As a result of the February 9, 2017 Offering, Hudson Bay received an aggregate of 500,000 shares of our Class A common stock, a Series M warrant to purchase 825,000 shares of our Class A common stock, and a Series N warrant to purchase 600,000 shares of our Class A common stock.

On January 4, 2018, we sold (i) 800,000 shares of the Company’s Class A common stock, (ii) a prepaid Series P Warrant to purchase 800,000 shares of Class A common stock, and (iii) a Series O Warrant to purchase 1,600,000 shares of Class A common stock to Hudson Bay for aggregate gross proceeds of approximately $1.8 million. We sold the shares of common stock at a purchase price of $1.15 per share, and the share of common stock underlying the Series P Warrant at a purchase price of $1.14 per share.

On April 9, 2018, we closed on the Note Financing, as further described under Proposal 2. We issued to Hudson Bay a Series A Note in the principal amount of $1.725 million, a Series B Note in the principal amount of $1.5 million and a Series Q Warrant exercisable into 2,781,137 shares of Class A common stock. In exchange, we received $1.5 million in cash and an Investor Note in the principal amount of $1.5 million.

We approved each of the transactions and related agreements described above in accordance with its related-party transaction policy.

Transaction with Iroquois

We believe that Iroquois Master Fund, Ltd. currently is a “related person” as a result of being the beneficial owner of more than 5% of our outstanding Class A common stock. We believe that Iroquois Master Fund, Ltd became a “related person” as a result of the transaction described below.

On January 2, 2018, we entered into a Cooperation Agreement with Iroquois Capital Management LLC, Iroquois Master Fund, Ltd., Iroquois Capital Investment Group LLC, Richard Abbe and Kimberly Page (collectively, “Iroquois Capital”), wherein Iroquois Capital agreed to (i) immediately terminate, and cease any and all solicitation and other efforts with respect to, the solicitation of proxies in opposition to our proposals for the 2017 annual meeting of shareholders, (ii) withdraw (and not resubmit) Iroquois’ proxy statement in opposition to our proposals for the 2017 annual meeting of shareholders, and (iii) promptly notify the staff of the Securities and Exchange Commission in writing that it is terminating the solicitation of proxies in opposition to the our proposals for the 2017 annual meeting of shareholders.

Pursuant to the Cooperation Agreement, we issued to Iroquois Master Fund LTD and Iroquois Capital Investment Group LLC, 456,000 and 144,000 unregistered and restricted shares of Class A common stock respectively as reimbursement for expenses incurred in connection with the 2017 annual meeting of shareholders and the negotiation, execution and effectuation of the Cooperation Agreement.

We approved the transaction and Cooperation Agreement in accordance with our related-party transaction policy.

Transaction with Mobomo, LLC

On May 23, 2017, we entered into an agreement with Mobomo, LLC for the design and development of certain intellectual property for a total fee of $516,000.  The intellectual property consisted of an integrated mobile phone application and the new RGS 365™ customer portal.

Mobomo’s Chief Executive Officer Brian Lacey is the son of our Chief Executive Officer Dennis Lacey. We approved the agreement in accordance with our related-party transaction policy.

Our Policies Regarding Review, Approval or Ratification of Related-Party Transactions

Any related-party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board of directors or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and shareholders who beneficially own more than 10% of the outstanding shares of our Class A common stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Class A common stock and other equity securities of our company. Our directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish us with copies of all of the Section 16(a) reports they file.

Based solely upon a review of the copies of the forms furnished to us during or with respect to 2017 and the representations of our directors and executive officers that no additional filings were required. The following person failed to file on a timely basis a report required by Section 16(a): Nicolle Dorsey filed one late Form 3 report on April 13, 2018, relating to the securities beneficially owned on September 21, 2017, the time of her appointment as principal accounting officer.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission and our bylaws. For shareholder proposals to be considered for inclusion in our proxy statement and proxy card relating to the 2019 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, they must be received by us not later than January 21, 2019, if the 2019 annual meeting is held on or within 30 days of June 21, 2019. In the event that we elect to hold our 2019 annual meeting more than 30 days before or after June 21, 2019, such shareholder proposals would have to be received by us a reasonable time before we begin to print and send our proxy materials for the 2019 annual meeting. Such proposals must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules.

In addition, under the terms of our bylaws, shareholders who desire to present a proposal for action or to nominate directors (other than proposals to be included in our proxy statement and proxy card pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2019 annual meeting of shareholders must provide notice in writing of such proposal or nomination to us no earlier than March 12, 2019 and no later than April 6, 2019 unless the date of the 2019 annual meeting is changed by more than 30 days from June 21, 2019. In the event that we elect to hold our 2019 annual meeting more than 30 days before or after June 21, 2019, such shareholder proposals would have to be received by us not less than 50 nor more than 75 days before the meeting; provided, however, that in the event that we provide less than 60 days’ notice or prior public disclosure (which shall include disclosure included within any filing we make with the Securities and Exchange Commission) of the date of such meeting to shareholders, shareholders must provide notice in writing of such proposal or nomination to us not later than the close of business on the 10th day following the date on which we provided such notice or public disclosure of the date of such meeting, whichever occurred first, for the 2019 annual meeting. Shareholder notices must contain the information required by Article II, Section 7 or Article III, Section 7, as applicable, of our bylaws.

All proposals or other notices should be addressed to us at 110 16th Street, Suite 300, Denver, CO 80202, Attention: Corporate Secretary, Real Goods Solar, Inc.

If we do not have notice of a matter to come before an annual meeting at least 45 days before the first anniversary of the date on which we first sent our proxy materials for the prior year’s annual meeting of shareholders (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders), your proxy card for such annual meeting will confer discretionary authority to vote on such matter. In the event that we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of shareholders, your proxy for such annual meeting will confer discretionary authority to vote on such matter if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.

DELIVERY OF MATERIALS

Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms also have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any beneficial shareholder at that address gave contrary instructions. Upon written or oral request, we will promptly deliver a copy of such materials to any shareholder requesting the same. If any beneficial or record shareholder sharing a single address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any beneficial or record shareholders who share an address are receiving multiple copies of annual reports, proxy statements or Notices of Internet Availability of Proxy Statements, as applicable, and wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact: (a) if you are a beneficial shareholder, your brokerage firm, bank or other nominee, and (b) if you are a record shareholder, Computershare, either by calling 1 (800) 368-5948, or by writing to Computershare Investor Services, P.O. Box 30170, College Station, TX 77842-3170. You can also contact us by email at investorrelations@rgsenergy.com or by calling (303) 222-8344.

We will provide without charge to any beneficial owner of our Class A common stock as of May 4, 2018 a copy of our Annual Report on Form 10-K, and any amendments thereto, including the financial statements and the financial statement schedules, upon written or oral request at the following address and telephone number: Real Goods Solar, Inc., 110 16th Street, Suite 300, Denver, CO 80202, Attention: Corporate Secretary, (303) 222-8300. We will also provide a list briefly describing any exhibits not contained in our Annual Report on Form 10-K and will furnish a copy of any exhibit not contained therein to a requesting shareholder upon payment of a fee to reimburse our reasonable expenses in furnishing such exhibit.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to our Board of Directors, c/o Corporate Secretary, Real Goods Solar, Inc., 110 16th Street, Suite 300, Denver, CO 80202. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the Chairman of the board of directors or to any specific director to whom the correspondence is directed.

OTHER MATTERS

Our management does not intend to present and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

ANNEX A

REAL GOODS SOLAR, INC. 2018 LONG-TERM INCENTIVE PLAN

Section 1. Purpose.   The purpose of this Plan is to advance the interests of Real Goods and its shareholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2. Definitions.   Certain capitalized terms applicable to this Plan are set forth in Appendix A.

Section 3. Administration. The Committee shall administer this Plan and shall have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, or an entity acquired by the Company or with which the Company combines. The number of Class A Shares underlying such substitute Awards shall be counted against the aggregate number of shares of Class A Shares available for Awards under this Plan. The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made to Participants or to be made to Eligible Persons. Notwithstanding the foregoing or any other provision of this Plan, the Committee shall not have the authority to (i) accelerate the vesting of any outstanding Award under the Plan except in the case of change in control, disability, or death, (ii) reprice, directly or indirectly, any Award under the Plan without stockholder approval, or (iii) accelerate or delay the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for such member’s or officer’s own willful misconduct or as expressly provided by law. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, Real Goods shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by law. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by Real Goods in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Real Goods as authorized in this Section.

Section 4. Participation.   Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

Section 5. Awards under this Plan.

(a) Types of Awards.   Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b) Maximum Number of Shares that May be Issued. The maximum aggregate number of Class A Shares that may be issued and outstanding, or subject to Awards outstanding, under the Plan cannot exceed 1,300,000 Class A Shares, subject to adjustment as provided in Section 15. No Eligible Person may receive Awards under this Plan for more than 500,000 Class A Shares in any one fiscal year of the Company, subject to adjustment as provided in Section 15. Class A Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Class A Shares issued as Restricted Stock, Restricted Stock Units or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Class A Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

(c) Rights with Respect to Class A Shares and Other Securities. Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a shareholder with respect to any Class A Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a book entry or stock certificate to such Participant for such Class A Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry or stock certificate or other instrument of ownership, if any, is required to be issued based upon the date any Award was exercised. In all events, a Participant with whom an Award agreement is made to issue Class A Shares in the future shall have no rights as a shareholder with respect to such Class A Shares related to such agreement until issuance to such Participant of a book entry or stock certificate representing such shares.

(d) Minimum Vesting Schedule. Except as set forth below, a vesting period of at least one (1) year shall apply to all Awards issued under the Plan. Notwithstanding the foregoing, up to 5% of the Class A Shares reserved for issuance under the Plan may be issued pursuant to Awards that do not comply with such minimum one (1) year vesting period.

(e) No Dividends or Dividend Equivalents on Unvested Awards. No ordinary dividends or distributions declared with respect to Restricted Stock Awards under the Plan (or Dividend Equivalents with respect to Restricted Stock Units or other Awards under the Plan) shall be paid to any Participant unless and until the Participant vests in such underlying Award. All unvested dividends or Dividend Equivalents shall be forfeited by the Participants to the extent their underlying Awards are forfeited.

Section 6. Stock Options.   The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Class A Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)   The exercise price of a Stock Option may be equal to or greater than the Fair Market Value of the Class A Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Committee; provided, however, a Stock Option may be granted with an exercise price less than the Fair Market Value of the Class A Shares subject to such Stock Option if such Stock Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code and provided that such grant does not result in the Stock Option being subject to the requirements of Section 409A of the Code.

(b)   The Committee shall determine the number of Class A Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with another Award, the number of Class A Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(c)   Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d)   A Stock Option shall not be exercisable:

(i) after the expiration of ten years from the date it is granted; and

(ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as provided in subsection 6(i).

(e)   The Committee shall determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that if a Participant’s employment is terminated for a reason other than “cause” (as defined in such Participant’s Award agreement or employment agreement, if any), then such Participant’s right to exercise his or her Stock Options (to the extent that the Participant is entitled to exercise on the date employment terminates) shall continue until the earlier of the expiration date of the Stock Option and (i) at least six (6) months from the date of termination if termination was caused by death or disability or (ii) at least thirty (30) days from the date of termination if termination was caused by other than death or disability.

(f)   It is the intent of Real Goods that Nonqualified Stock Options granted under this Plan not be classified as incentive stock options as defined in Section 422 of the Code.

(g)   A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.

(h)   For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Class A Shares, the surrender of all or part of an Award or another outstanding Award under this Plan or any combination thereof) as the Committee may determine in its discretion.

Section 7. Stock Appreciation Rights.   The Committee may grant Stock Appreciation Rights either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Class A Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a)   The Committee shall determine the number of Class A Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with another Award, the number of Class A Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)   The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(c)   An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised another Award (or any portion of such other Award) to Real Goods and to receive from Real Goods in exchange thereof, without payment to Real Goods, that number of Class A Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the exercise price, times the number of shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Real Goods Securities or property, or other forms of payment or any combination thereof, as determined by the Committee, equal to the aggregate value of the Class A Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

(d)   A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) of this Agreement.

Section 8. Restricted Stock and Restricted Stock Units.   The Committee may grant Awards of Restricted Stock and Restricted Stock Units either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

(a)   The Committee shall determine the number of Class A Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b)   Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a book entry or stock certificate representing the Class A Shares subject to such Award.

(c)   Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Class A Shares awarded and prior to the expiration of the Restricted Period, ownership of such Class A Shares, including the right to vote such Class A Shares and to receive dividends or other distributions made or paid with respect to such Class A Shares (provided that such Class A Shares, and any new, additional or different shares, or Other Real Goods Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Class A Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of Real Goods, shall be subject to the restrictions set forth in this Plan as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.

(d)   The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

(e) The Committee may grant Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Class A Shares, or other investment vehicles as the Committee may specify; provided that Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9. Performance Grants.   The Committee may grant Awards of Performance Grants either alone, or in conjunction with other Awards, either at the time of grant or by amendment thereafter. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, issued with respect to the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Committee.

(a)   The Committee shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with another Award. As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Class A Shares, Other Real Goods Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with another Award, the Performance Grant may be reduced on an appropriate basis to the extent that the other Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b)   The award period (“Award Period”) related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made or within the first 90 days of any performance period, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

(c)   The Committee shall determine in its discretion and specify in each agreement evidencing a Performance Grant the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

(d)   The Committee shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:

(i) was not awarded in conjunction with another Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

(ii) was awarded in conjunction with another Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

(e)   Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above shall be made by Real Goods as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Section to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

Section 10. Deferral of Compensation.   The Committee shall determine whether or not an Award shall be made in conjunction with the deferral of the Participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

(i) forfeited to Real Goods or to other Participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company);

(ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or

(iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

Notwithstanding the foregoing or any other provision of this Plan, any deferral of compensation under this Section 10 must comply with the provisions of Code Section 409A, and no deferral of compensation under this Section 10 which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1) is permitted.

Section 11. Deferred Payment of Awards.   The Committee may specify that the payment of all or any portion of cash, Class A Shares, Other Real Goods Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion, provided however, that any such deferral shall comply with the requirements of Code Section 409A. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Class A Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

Section 12. Transferability of Awards.   A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee.

Section 13. Amendment or Substitution of Awards under this Plan. The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without such Participant’s written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan and provided further that the Committee shall not have the authority to (i) accelerate the vesting of any outstanding Award under the Plan except in the case of change in control, disability, or death, (ii) reprice, directly or indirectly, any Award under the Plan without stockholder approval, or (iii) accelerate or delay the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan; provided, however, that none of the foregoing shall be permitted if it would result, directly or indirectly, in the repricing of an Award without stockholder approval.

Section 14. Termination of a Participant.   For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company, provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

Section 15. Dilution and Other Adjustments.   If any change in the outstanding Class A Shares of the Company occurs by reason of any stock split, reverse stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (i) the aggregate number of shares that may be delivered under the Plan as described in Section 5(b) and the individual Award maximums under Section 5(b); (ii) the number and exercise price of outstanding Stock Options and outstanding Stock Appreciation Rights; (iii) the number of outstanding Restricted Stock Units; and (iv) the number of shares subject to any other Awards granted under the Plan (provided that the number of shares subject to Awards shall always be a whole number), in each case as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. The Committee may also provide for the adjustment and settlement of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of a change in control of Real Goods, and such adjustments or settlements shall be final, conclusive and binding for all purposes of the Plan.

Section 16. Designation of Beneficiary by Participant.   A Participant may name a beneficiary to receive any payment to which such Participant may be entitled with respect to any Award under this Plan in the event of death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 17. Financial Assistance.   If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes with respect thereto. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.

Section 18. Miscellaneous Provisions.

(a)   Any proceeds from Awards shall constitute general funds of Real Goods.

(b)   Except as otherwise determined by the Committee, no fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.

(c)   No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

(d)   No Participant or other person shall have any right with respect to this Plan, the Class A Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(e)   No Class A Shares, Other Company Securities, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for Real Goods shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Shares are listed.

(f)   It is the intent of Real Goods that this Plan comply in all respects with any applicable provisions of Rule 16b 3 and Section 162(m) with respect to Awards granted to executive officers of Real Goods, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Rule 16b 3 or Section 162(m), such provision shall be deemed null and void with respect to Awards granted to executive officers of the Company to the extent required to permit such Awards to comply with Rule 16b 3 and Section 162(m). It is the intent of Real Goods that Awards (including any amendment or revision of such Awards) either comply in all respects with any applicable provisions of Code Section 409A or satisfy the requirements of an applicable exception to the requirements of Code Section 409A, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention, and that, if any provision of this Plan or an Award is found not to be in compliance with any applicable provisions of Code Section 409A, such Plan or Award provision shall be deemed null and void to the extent required to permit such Awards to either comply with any applicable provisions of Code Section 409A or satisfy the requirements of an applicable exception thereto. Specifically, the Committee shall not have the authority to accelerate or delay the time or schedule of any payment in a manner which is not permitted under Code Section 409A or the regulations issued thereunder, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).

(g)   The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to any obligation of Real Goods to issue Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to Real Goods, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Real Goods may refuse to issue Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing Real Goods to withhold, or agreeing to surrender to Real Goods on or about the date such tax liability is determinable, Class A Shares, Other Real Goods Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

(h)   The expenses of this Plan shall be borne by Real Goods; provided, however, Real Goods may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i)   This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j)   By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

(k)   The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Class A Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Shares are listed.

(l)   The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Colorado.

(m)   Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n)   If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o)   The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p)   For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 19. Plan Amendment or Suspension.   This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 13.

Section 20. Plan Termination.   This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)   the adoption of a resolution of the Board terminating this Plan; or

(b)   the close of business on the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards. No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without such Participant’s consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13. Notwithstanding anything in this Plan to the contrary, the Committee shall not grant any Award pursuant to this Plan after the tenth anniversary of the earlier to occur of  (i) the date this Plan is adopted by the Board and (ii) the Effective Date.

Section 21. Effective Date.   This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

APPENDIX A

The following terms shall have the meaning indicated:

“Actual Value” has the meaning set forth in Section 9.

“Award” shall mean an award of rights to an Eligible Person under this Plan.

“Award Period” has the meaning set forth in subsection 9(b).

“Beneficiary” has the meaning set forth in Section 16.

“Board” shall mean the board of directors of Real Goods.

“Class A Shares” shall mean shares of Class A Common Stock, par value $.0001 per share, of Real Goods and stock of any other class into which such shares may thereafter be changed.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Code Section 409A” shall mean Section 409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, and any successor to such section.

“Committee” shall mean the person or persons responsible for administering this Plan. The Board shall constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee shall constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to satisfying the requirements of Rule 16b-3 and Section 162(m), if applicable. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under this Plan, including administering certain Awards under this Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke such designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board Committee” shall mean a committee of the Board designated by the Board to administer this Plan. Except as otherwise determined by the Board, the Board Committee (i) shall be comprised of not fewer than two directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of  “nonemployee directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of  “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which Class A Shares are listed. For purposes of this definition, the “Designated Administrator” shall mean one or more persons designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan. Except as otherwise determined by the Board, a Designated Administrator shall only be appointed if Rule 16b 3 and Section 162(m) permits such appointment and the exercise of any authority without adversely affecting the ability of Awards to officers of Real Goods to comply with the conditions for Rule 16b 3 or Section 162(m). The resolutions of the Board or Board Committee designating the authority of the Designated Administrator shall (i) specify the total number of Class A Shares subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan and (iii) shall otherwise comply with the requirements of applicable law.

“Company” shall mean Real Goods and any parent, subsidiary or affiliate of Real Goods.

“Dividend Equivalents” shall mean an Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Class A Shares underlying an outstanding Award or Restricted Stock Units had such Class A Shares been outstanding.

“Effective Date” shall mean June 21, 2018.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and advisors who perform services for the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean such value rounded up to the nearest cent as determined by the Committee by reasonable application of a reasonable valuation method in accordance with applicable law, including Code Section 409A.

“Maximum Value” has the meaning set forth in subsection 9(a).

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Other Real Goods Securities” shall mean Real Goods securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Class A Shares or other property) other than Class A Shares.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

“Permitted Transferee” means, except as otherwise determined by the Committee (i), any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, (ii) Participants’ family members who acquire Awards from the Participant other than for value, through a gift or a domestic relations order, and (iii) any trust established for the benefit of any person described in clause (i) above. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights; nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Plan” shall mean this Real Goods Solar, Inc. 2018 Long-Term Incentive Plan.

“Purchased Option” shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee. Purchased Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

“Real Goods” shall mean Real Goods Solar, Inc., a Colorado corporation.

“Restricted Period” has the meaning set forth in subsection 8(b).

“Restricted Stock” shall mean an Award of Class A Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Restricted Stock Units” shall mean an Award of a right to receive Class A Shares that is issued subject, in part, to the terms, conditions and restrictions described in Section 8.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Stock Appreciation Right” shall mean an Award of a right to receive (without payment to Real Goods) cash, Class A Shares, Other Real Goods Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Class A Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

“Stock Option” shall mean an Award of a right to purchase Class A Shares. The term Stock Option shall include Nonqualified Stock Options and Purchased Options.

“Ten Percent Employee” shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of Real Goods or any parent or subsidiary of Real Goods.

“Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

PRELIMINARY PROXY

Real Goods Solar, Inc.

PRELIMINARY PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 21, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints Dennis Lacey and Alan Fine and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting") of Real Goods Solar, Inc. (the "Company") in such manner as they, or any of them, may determine on any matters which may properly come before the Annual Meeting or any adjournments or postponements thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the Holiday Inn Express, 401 17th Street, Denver, CO 80202 on June 21, 2018 at 10:00 a.m. local time. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

Important Notice Regarding the Availability of Proxy Materials Annual Meeting of Shareholders to be held June 21, 2018

The Proxy Statement, Form 10-K Report and this proxy card are available at: www.viewproxy.com/RealGoodsSolar/2018

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

01. Ian Bowles	☐ FOR ☐ WITHHOLD
02. Robert L. Scott	☐ FOR ☐ WITHHOLD
03. Pavel Bouska	☐ FOR ☐ WITHHOLD
04. Dennis Lacey	☐ FOR ☐ WITHHOLD

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

WILL ATTEND THE MEETING ☐

CONTROL NUMBER

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Date ____________________________, 2018

Signature ____________________________

Signature ____________________________

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary, custodian, executor, administrator, officer, trustee, guardian or attorney, please give your exact title.

▲FOLD AND DETACH HERE AND READ THE REVERSE SIDE▲

As a shareholder of Real Goods Solar, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on June 20, 2018.

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALVote.com/RGSE

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY